CONTRIBUTION AND SHARE EXCHANGE AGREEMENT


         This CONTRIBUTION AND SHARE EXCHANGE AGREEMENT (the "Agreement") is executed this 22nd day of April, 1998 by and among Speer Communications Holdings Limited Partnership, a Nevada limited partnership ("Speer Communications"), Speer World Wide Digital Transmission & Vaulting Limited Partnership, a Nevada limited partnership ("Speer World Wide"), Speer Productions Limited Partnership, a Nevada limited partnership ("Speer Productions"), Speer Virtual Media Limited Partnership, a Nevada limited partnership ("SVM") and Precision Systems, Inc., a Delaware corporation ("PSI").

         WHEREAS, Speer Communications, Speer World Wide, SVM and Speer Productions (collectively, "Speer" or the "Speer Entities") intend to contribute certain of their assets to PSI together with $15 million in cash in exchange for newly issued shares of common stock of PSI (the "Contribution and Exchange Transaction") and RMS Limited Partnership, a Nevada limited partnership ("RMS") intends to transfer certain real property to PSI and to exchange certain securities and a debt obligation of PSI for newly issued shares of common stock of PSI (together with the Contribution and Exchange Transaction, the "Transaction"); and

         WHEREAS, the general and limited partners of Speer and the Board of Directors of PSI have determined that the Transaction or the Alternative Transaction (as hereinafter defined) is in the best interests of Speer, PSI and the shareholders of PSI; and

         WHEREAS, for United States federal income tax purposes, it is intended that the transfer of the Speer Assets, as defined below, by Speer to PSI together with the transfer of real property by RMS to PSI qualify as a transfer subject to Section 351(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the " Internal Revenue Code");

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows.

                                    ARTICLE I

                         CONTRIBUTION AND SHARE EXCHANGE


         1.1.     Speer Contribution.

                  (a) Subject to the terms and conditions of this Agreement, at the Closing Date, as hereinafter defined, Speer agrees to grant, contribute, convey, assign, transfer and deliver to PSI (the "Contribution") pursuant to an Assignment and Assumption Agreement substantially in the form attached as
Exhibit 1.1 hereto (the "Assignment and Assumption Agreement") all right, title and interest in all of the assets, tangible or intangible, along with all contractual and leasehold rights Speer holds necessary for PSI to operate the Businesses (as hereinafter defined) as Speer operates them as of the date hereof (the "Speer Assets") in exchange for the consideration set forth in Section 1.2. The Speer Assets include, without limitation, those assets set forth in Schedule 1.1(a)(i), together with all of the issued and outstanding capital stock of Professional Video Services Corporation, a District of Columbia corporation ("PVS") (the "Equity Interests") and $15 million in cash (the "Cash"), but do not include those assets set forth in Schedule 1.1(a) (the "Excluded Assets").

                  (b) The Speer Assets, the Equity Interests and the Cash shall be contributed and transferred to PSI free and clear of all liabilities, liens, charges, encumbrances and obligations of Speer, fixed, contingent or unmatured, disclosed or undisclosed (the "Excluded Liabilities"), except for the specific liabilities, licenses, charges, encumbrances and obligations of Speer set forth on Schedule 1.1(b) which shall be transferred to and assumed by PSI as of the Closing Date (the "Assumed Liabilities").

         1.2. Share Exchange. In consideration for the Contribution specifically set forth in Section 1.1, at the Closing Date PSI shall issue and deliver 101,508,343 newly issued shares of common stock, par value $0.01, of PSI ("PSI Common Stock") to Speer (the "Share Exchange Consideration").

         1.3. Real Estate Transfer. Pursuant to a Real Estate Transfer Agreement between PSI and RMS, an executed copy of which is attached as Exhibit 1.3 hereto, at the Closing Date RMS will transfer certain real estate holdings (the "Real Property") to PSI in exchange for 3,789,393 shares (the "Real Estate Consideration") of PSI Common Stock (the "Real Estate Transaction").

         1.4 Alternative Transaction. Prior to the Closing Date, Speer shall be entitled in its sole discretion and upon not less than twenty (20) days prior written notice to elect not to close the Contribution and Exchange Transaction and the Real Estate Transaction. In lieu of such transactions and subject to the terms and conditions of this Agreement, Speer Communications and SVM would grant, contribute, convey, assign, transfer and deliver to PSI all of the assets of SVM identified as SVM assets in
Schedule 1.1(a)(i) (subject only to the Assumed Liabilities of SVM identified on Schedule 1.1(b)) and Sixty Million Dollars ($60,000,000) in cash (the "Alternative Transaction"). In consideration for the contribution of the assets of SVM and cash referred to in the preceding sentence, and in lieu of PSI's obligation to deliver the Share Exchange Consideration and the Real Estate Consideration, PSI shall issue and deliver 65,000,000 newly issued shares of PSI Common Stock (the "Alternative Consideration") to Speer Communications and SVM. Speer shall not have any obligation or liability to PSI with respect to the Contribution and Exchange Transaction or the Real Estate Transaction, and PSI shall have no right to conclude the Contribution and Exchange Transaction or the Real Estate Transaction in the event Speer elects to pursue the Alternative Transaction.

                                   ARTICLE II
                                RECAPITALIZATION

         2.1. Recapitalization. Pursuant to the Plan of Recapitalization between PSI and RMS, an executed copy of which is attached as Exhibit 2.1 hereto, on the Closing Date RMS will deliver to PSI for cancellation (i) all of the shares of PSI Series A Preferred Stock (the "PSI Series A Stock") and documents of transfer with respect to all of the shares of PSI Series B Preferred Stock (the "PSI Series B Stock") held by RMS and (ii) that certain promissory note by and between PSI and RMS dated September 30, 1997 (the "RMS Note") in exchange for shares of PSI Common Stock to be issued by PSI to RMS at a price of $1.00 per share (the "Exchange Rate") as more specifically set forth below (the "Recapitalization"). The shares of PSI Series A Stock and PSI Series B Stock held by RMS shall be exchanged for a number of shares of PSI Common Stock equal to the quotient realized by dividing the sum of the aggregate liquidation preference for the shares of PSI Series A Stock and PSI Series B Stock held by RMS plus the accumulated and unpaid dividends on such shares as of the Closing Date by the Exchange Rate and rounding any fraction resulting from such calculation to the next largest whole number. The Note shall be converted into a number of shares of PSI Common Stock equal to the quotient realized by dividing the principal balance and accrued interest on the RMS Note as of the Closing Date by the Exchange Rate and rounding any fraction resulting from such calculation to the next largest whole number. Shares of PSI Common Stock issuable in the Recapitalization shall be referred to as the "Recapitalization Consideration." The Share Exchange Consideration, the Real Estate Consideration, and the Recapitalization Consideration, or if the Alternative Transaction is elected, the Alternative Consideration and the Recapitalization Consideration, shall be collectively referred to as the "PSI Consideration."

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

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF PSI


         Unless otherwise required by the context in which it is used, the term "PSI" as used in this Article III includes PSI and all corporations, partnerships and other entities owned by it entirely or in part, all of which are listed on Schedule 3 attached hereto. PSI represents and warrants the following as of the date hereof and as of the Closing Date. The representations and warranties of PSI are qualified in their entirety by the disclosures included in the Disclosure Letter from PSI to Speer of even date herewith and as such letter may be supplemented or amended from time to time prior to the Closing Date with the consent of Speer (the "PSI Disclosure Letter").

         3.1. Corporate Standing. PSI is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. PSI has full corporate authority to own, lease and operate its properties and businesses, and is in good standing and is qualified to transact business as a foreign corporation in all states in which the nature of its business or the properties owned by it require it to qualify to transact business.

         3.2. Authority. PSI has the full corporate power and authority to enter into, execute, deliver, and perform this Agreement and all Exhibits to which it is a party. The execution, delivery and performance of this Agreement and such Exhibits, and the consummation of all transactions contemplated herein and therein, have been duly authorized by all necessary corporate and other actions of PSI, except that the Transaction and the Alternative Transaction are subject to approval by the stockholders of PSI. This Agreement and such Exhibits, when executed and delivered by PSI, shall be valid and binding obligations of PSI, enforceable against PSI in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available. Except for approvals of governmental authorities described in Section 6.8 and approval of the stockholders of PSI described in Section 8.9 and except as set forth in Section
3.2 of the PSI Disclosure Letter, neither the execution and delivery of this Agreement nor the execution and delivery of the certificates and documents set forth as Exhibits hereto nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with or violate any provision of the Articles or Certificate of Incorporation or By-Laws of PSI, (ii) conflict with or violate in any material respect any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to PSI or its businesses or by which any of its assets is affected, or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) in any material respect under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of PSI's assets pursuant to any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which PSI is a party or by which any of its assets is affected. Except as set forth in Section
3.2 of the PSI Disclosure Letter, PSI is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory authority or instrumentality, and no approvals or non-objections are required to be obtained or made by PSI in connection with the execution, delivery or performance by PSI of this Agreement or any Exhibit or the consummation of the transactions contemplated hereby or thereby.

         3.3. Capitalization. PSI is a Delaware corporation having authorized capital stock consisting of: 30,000,000 shares of common stock, $0.01 par value per share, of which 17,916,144 are issued and outstanding; 50,000 shares of preferred stock, $0.01 par value per share, of which 14,500 are issued and outstanding; and options to acquire 2,264,357 shares of common stock, at exercise prices ranging from $0.01 to $15.75 per share. Section 3.3(A) of the PSI Disclosure Letter lists all persons or entities holding options or warrants to acquire any of PSI's capital stock, as well the amount of stock covered by each such option or warrant and the exercise price therefor. All of the outstanding shares of PSI stock are, and all of the shares issued as the PSI Consideration will be, validly issued, fully paid and nonassessable. Except as described in Section 3.3(B) of the PSI Disclosure Letter, there are no agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of PSI, and no such agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of PSI will be issued, entered into, or granted prior to the Closing Date without the prior written consent of Speer.

         3.4. Operation of PSI's Business. Except as disclosed in Section 3.4 of the PSI Disclosure Letter, PSI owns and retains all such assets, tangible or intangible, contractual, license and leasehold rights necessary (i) to operate the business of PSI as PSI operates it on the date hereof, and (ii) to utilize the assets and contractual, license and leasehold rights in the same manner as they were used on the date of this Agreement. With the exception of those assets used in the business of PSI pursuant to license and leasehold rights in favor of PSI, all of the assets used in the business of PSI are owned by PSI, and none are owned by any other party.

         3.5. No Material Change. Except as set forth in Section 3.5 of the PSI Disclosure Letter, there has been no material adverse change since the date of the 1997 Balance Sheet (as hereinafter defined) in the business or condition (financial or otherwise) of PSI, or in its properties, assets, liabilities (actual or contingent), operations, or the manner of conducting its business, other than changes in the ordinary course of business which in the aggregate are not material and adverse.

Except as set forth in Section 3.5 of the PSI Disclosure Letter, since December 31, 1997, there has been no event or condition of any character which, either individually or in the aggregate, might reasonably be expected to affect in a materially adverse manner the business, operations, properties, assets, liabilities, earnings or financial condition of PSI. Except as set forth in
Section 3.5 of the Disclosure Letter, since December 31, 1997 PSI has not (i) declared or, directly or indirectly, paid any dividends or made any other distributions or payments of any kind to its shareholders or partners, (ii) incurred any indebtedness for borrowed money, (iii) created or permitted to be created any liens, encumbrances, or adverse charges of any nature on any of the assets of PSI, (iv) discharged, satisfied or paid, in whole or in part, or permitted to be discharged, satisfied or paid, in whole or in part, any obligation or liability (contingent or absolute) relating to the business or the properties of PSI, other than in the ordinary course of business, or (v) waived or permitted to be waived any material right or claim of PSI.

         3.6. Assets. PSI has good and marketable title to all of its assets (except for leased property and Third Party Software, for which PSI has valid and enforceable leases or licenses as the case may be), free and clear of all mortgages, options, leases, covenants, conditions, agreements, liens, security interests, adverse claims, restrictions, charges, encumbrances or rights of others. There exists no material restriction on the use or transfer of any of PSI's assets. Section 3.6A of the PSI Disclosure Letter sets forth a list of (i) all machinery or equipment, including without limitation, computer hardware, used to conduct the business of PSI with an original market value in excess of $25,000 (the "Equipment"), together with the date of acquisition of each piece of Equipment, and the location of each piece of Equipment and (ii) all "Company Software," which shall include all of PSI's material software and computer programs used in its business, including any software or computer programs not wholly-owned by PSI ("Third Party Software") embedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), operating systems and procedures (including development methodology), designs, design revisions, related applications software in any language, concepts, ideas, processes, techniques, software design and test tools, third party software interfaces, methods of implementation and packaging, all associated know-how and show-how and all related programmer and user manuals, which are used by PSI to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software and computer programs. Except as set forth in Section 3.6B of the PSI Disclosure Letter, the tangible assets of PSI are in good operating condition and repair, ordinary wear and tear excepted, and are satisfactory for the purposes for which such assets are being used in PSI's business. PSI does not, and has not since the date of its formation, own or have any interest in real estate except as described in Section 3.6C of the PSI Disclosure Letter.

         3.7. Compliance with Laws. Except as listed in Section 3.7 of the PSI Disclosure Letter, the operation of PSI's business and the use of its assets comply in all material respects with all applicable laws, ordinances, rules and regulations, including but not limited to Federal, state, local and foreign environmental, work place safety and employee benefits laws and rules (collectively the "Laws"). PSI has all requisite licenses, permits and certificates from federal, state and local governmental authorities as may be necessary to conduct its business and own and operate its assets, except where the failure to have such license, permit or certificate would not have a material adverse effect on PSI, and such permits are valid and in full force and effect and will not be terminated or adversely affected by the consummation of the transactions contemplated hereby. Except as disclosed in Section 3.7 of the PSI Disclosure Letter, PSI has not received any notice alleging any violations by PSI of any Laws, or of investigations of PSI initiated by administrative agencies, and, to the knowledge of PSI, no allegations or investigations are pending or have been threatened.

         3.8.  Employee Benefit Plans.

                  (a) Except as set forth in Section 3.8.1(A) of the PSI Disclosure Letter, with respect to all employees and former employees of PSI, neither PSI nor any ERISA Affiliate of PSI presently maintains, contributes to or has any liability under:

                           (1) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, cafeteria, dependent care, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, life insurance, welfare or other employee benefit or fringe benefit plan, program or arrangement;

                           (2) any plan, program or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

For purposes of this Agreement, "ERISA Affiliate" shall mean each person (as defined in section 3(9) of ERISA) that, together with PSI (or any person whose liabilities PSI has assumed or is otherwise subject to), currently or in the past would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b) and (c) of the Internal Revenue Code. The plans, programs and arrangements set forth in Section 3.8.1(A) of the PSI Disclosure Letter are herein referred to as the "Employee Benefit Plans."

                  (b) With respect to all employees and former employees of PSI, neither PSI nor any ERISA Affiliate of PSI presently maintains, contributes to or has any liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Neither PSI nor any ERISA Affiliate of PSI maintains or contributes to a trust, organization or association described in any of Sections 501(c)(9), 501(c)(17) or 501(c)(20) of the Internal Revenue Code.

                  (c) Favorable determination letters have been received from the Internal Revenue Service with respect to each Employee Benefit Plan which is intended to comply with the provisions of Section 401(a) of the Internal Revenue Code, evidencing compliance with the relevant provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. Each such Employee Benefit Plan complies in form and to the knowledge of PSI, has been operated, in all materials respects, in compliance with the requirements of the Internal Revenue Code and meets the requirements of a "qualified plan" under Section 401(a) of the Internal Revenue Code. Additionally, amendments have been made to each such Employee Benefit Plan for the Tax Reform Act of 1986 and subsequent legislation and regulations to the extent they are required. A proper and timely application for a favorable determination letter with respect to each such Employee Benefit Plan, as amended, has been made with the Internal Revenue Service, and no unfavorable responses have been received with respect to any such application from the Internal Revenue Service.

                  (d) To the knowledge of PSI, with respect to each Employee Benefit Plan which is subject to Title 1 of ERISA, neither PSI nor any ERISA Affiliate of PSI has failed in any material respect to comply with any of the applicable reporting, disclosure or other requirements of ERISA and the Internal Revenue Code, and there has been no "prohibited transaction" as described in
Section 4975 of the Internal Revenue Code or Section 406 of ERISA.

                  (e) To the knowledge of PSI, neither PSI nor any ERISA Affiliate of PSI, nor any of their respective directors, officers, employees or any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any material liability for failure to comply with ERISA or the Internal Revenue Code for any action or failure to act in connection with the administration or investment of the Employee Benefit Plans.

                  (f) Neither PSI nor any ERISA Affiliate of PSI presently maintains, contributes to or has any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

                  (g) There is no pending or to PSI's knowledge threatened legal action, proceeding or investigation against or involving any Employee Benefit Plan maintained by PSI or any

ERISA Affiliate of PSI (other than routine claims for benefits) and, to PSI's knowledge, there is no basis for or fact which could give rise to any such legal action, proceeding or investigation. Any bonding required with respect to the Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                  (h) Except as set forth in Section 3.8.11 of the PSI Disclosure Letter,

                           (1) PSI is not a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of PSI;

                           (2) PSI does not have outstanding any loan or loans to any current or former employees of PSI, nor has PSI guaranteed such loans;

                           (3) No amount payable to an employee or former employee of PSI will be an "excess parachute payment" which is non-deductible under Section 280G of the Internal Revenue Code.

                  (i) There has been no act or acts with respect to PSI which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or with regard to plan years beginning before December 31, 1988, Section 162(i) of the Internal Revenue Code as in effect immediately prior to the enactment of the Technical and Miscellaneous Revenue Act of 1988, or any regulations promulgated thereunder, whether final, temporary or proposed. No event has occurred with respect to which PSI or any ERISA Affiliate of PSI could be liable for a tax imposed by any of Sections 4972, 4976, 4977, 4979, or 4980 of the Internal Revenue Code, or for a civil penalty under Section 502(c) of ERISA.

                  (j) With respect to each of the Employee Benefit Plans, PSI has made available to Speer true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the most recent IRS Form 5500;
(iv) the most recent actuarial valuation; (v) the most recent financial statement; (vi) all correspondence with the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation with respect to the past three plan years other than IRS Form 5500 filings and PBGC premium payments; and (vii) the most recent summary plan description.

         3.9.     SEC Filings; Financial Statement.

                  (a) PSI has made available to Speer a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by PSI with the Securities and Exchange Commission ("SEC") on or after January 1, 1995 and prior to the date of this Agreement (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by the Company with the SEC since such date. As of their respective dates, the Company SEC Reports and any forms, reports and other documents filed by PSI with the SEC after the date of this Agreement (i) complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable thereto, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) or will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. None of PSI's subsidiaries is required to file any reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, had been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statement, as permitted by Form 10-Q of the SEC), and each fairly presented the consolidated financial position of PSI and its consolidated subsidiaries in all material respects as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited interim financial statements, to normal audit adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

                  (c) Neither PSI nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of PSI and its subsidiaries taken as a whole, except liabilities (i) set forth in Section 3.9 of the PSI Disclosure Letter or the Company SEC Reports filed with the SEC prior to the date of this Agreement or provided for in PSI's balance sheet (and related notes thereto) as of December 31, 1997 filed in the Company SEC Reports, or (ii) incurred since December 31, 1997 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of PSI and its subsidiaries, taken as a whole.

         3.10. Proxy Statement. None of the information supplied or to be supplied by PSI for inclusion or incorporation by reference in the proxy statement to be disseminated to the stockholders of PSI in connection with a stockholders meeting to vote upon the Transaction or the Alternative Transaction, as the case may be, ("Proxy Statement") will, at the date the Proxy Statement is mailed to the stockholders of PSI and at the time of the stockholders meeting of PSI required pursuant to Section 6.2 hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

         3.11. Litigation. Other than as listed in Section 3.11 of the PSI Disclosure Letter, there is no claim, counterclaim, suit, order, proceeding, action, or investigation pending, notice of which has been received, or, to the knowledge of PSI, threatened against PSI, including but not limited to product liability claims. PSI is not a plaintiff or petitioner in any litigation or proceeding other than as listed in Section 3.11 of the PSI Disclosure Letter.

         3.12.  Environmental and Health and Safety Matters.

                  (a) Set forth in Section 3.12.1 of the PSI Disclosure Letter is a true, accurate and complete list of all real property, owned, leased and/or otherwise used or occupied by PSI (the "Property").

                  (b) Except as set forth in Section 3.12.2 of the PSI Disclosure Letter, PSI and the Property have been at all times and are in all material respects in compliance with the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments and Reauthorization Act, the Federal Water Control Act, the Occupational Safety and Health Act, and all other federal, state and local laws, regulations and ordinances relating to pollution, safety, health or protection of the environment, including, without limitation, those relating to containment, emissions, discharges, releases or threatened releases of industrial, toxic or hazardous substances, materials or wastes or other pollutants, contaminates, petroleum products, asbestos, polychlorinated biphenyls ("PCBs"), or chemicals (collectively, "Hazardous Substances") into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacturing, processing, distribution, use, treatment, labeling, storage, disposal, abatement, transport or handling of Hazardous Substances (the "Environmental Laws").

                  (c) PSI has obtained and is in material compliance with all permits, licenses and other consents or authorizations which are required with respect to the operation of its business under the Environmental Laws, including without limitation those that are required to (a) operate or install any equipment or facilities and (b) generate, manufacture, formulate, store, treat, handle, transport, discharge, emit or dispose of Hazardous Substances generated by its business, a true and complete list of which is included in Section 3.12.3 of the PSI Disclosure Letter.

                  (d) Except as listed in Section 3.12.4(a) of the PSI Disclosure Letter, PSI has not generated, used, treated, stored, maintained, disposed of, or otherwise deposited PCBs, TCE, PCE, or asbestos containing materials and, to the knowledge of PSI, such chemicals are not otherwise located, at the Property, or any premises at which the business of PSI was or is located. Additionally, except as described in Section 3.12.4(b) of the PSI Disclosure Letter, there are and were no underground storage tanks used, stored, maintained, located on or otherwise related to the Property, the business of PSI, or any premises at which the business of PSI is located. PSI has removed and properly disposed of all used or other obsolete materials regulated by environmental, health and safety laws, including chemical or other hazardous substances or wastes, that are not used by PSI's business. With respect to underground storage tanks, Section 3.12.4(b) of the PSI Disclosure Letter sets forth the size, location, construction, installation date, use and testing history of all such underground storage tanks (whether or not excluded from regulation under Environmental Laws), including all underground storage tanks in use, out of service, closed, abandoned or decommissioned.

                  (e) To the knowledge of PSI, there has been no "release" as defined in 42 U.S.C. ss. 9601(22) or, to the knowledge of PSI, threat of a "release" of any Hazardous Substance on, from or under any premises from which the operations of PSI have been or are being conducted which would require removal or remediation under Environmental Laws.

                  (f) PSI has not received notice that it has any potential liability with respect to the contamination, investigation, or cleanup of any site at which Hazardous Substances have been or have alleged to have been generated, treated, stored, released, discharged, emitted or disposed of, and, to the knowledge of PSI, there are no past or present events, facts, conditions or circumstances which may interfere with or prevent compliance by the business of PSI in accordance with Environmental Laws, or with any order, decree, judgment, injunction, notice or demand issued, entered, promulgated or approved thereunder, or which may give rise to any common law or other legal liability, including, without limitation, liability under any Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of Hazardous Substances by PSI, as a result of any act or omission of PSI.

                  (g) To the knowledge of PSI, Section 3.12.7 of the PSI Disclosure Letter contains a true, correct and complete listing of all Hazardous Substances (other than Hazardous Substances comprising an ingredient or component of a mixture or product or included in equipment) used by the business of PSI in the conduct of its operations since January 1, 1990, and a list of the methods used by PSI (including, but not limited to, a list of past and present disposal or recycling sites, waste haulers, and manifest numbers) since January 1, 1990 to dispose of or recycle Hazardous Substances (other than Hazardous Substances comprising an ingredient or component of a mixture or product or included in equipment) generated by PSI's operations and by the activities of PSI Entities.

                  (h) Except as disclosed in Section 3.12.8 of the PSI Disclosure Letter, all of PSI's disposal and recycling practices relating to Hazardous Substances have been accomplished in all material respects in accordance with all applicable Environmental Laws.

         3.13. Intellectual Property. Section 3.13 of the PSI Disclosure Letter lists all material patents, trademarks, service marks, trade names and copyrights and that are used in the business of PSI (the "Intellectual Property"), all of which are owned or lawfully used by PSI. None of the Intellectual Property has been held or stipulated to be invalid in any litigation or proceeding. Except as disclosed in Section 3.13 of the PSI Disclosure Letter, the validity of the Intellectual Property, and of PSI's rights to the Intellectual Property, has not been questioned in any litigation or proceeding currently pending or which, to the knowledge of PSI, has been threatened, and there exists no basis for a claim against PSI for infringement of any third party's intellectual property. PSI has not received any notice to the effect that any product it makes or sells, or the distribution or use by it or another of any such product, or any services it performs in the course of its business, may infringe any trademark, service mark, trade name, copyright, patent, trade secret, or similar legally protectable right of another. All patentable inventions utilized or first reduced to practice in connection with the business or activities of PSI or the employment by same of individuals, are the property of PSI and no other party. Except as set forth in Section 3.13 of the PSI Disclosure Letter or another section of the PSI Disclosure Letter, PSI has not entered into and is not a party to any material development, work for hire, license or other agreement pursuant to which PSI has secured the right or obligation to use, or granted others the right or obligation to use, any trademarks, service marks, trade names, copyrights, patents or know-how.

         3.14. Related Party Transactions. Since January 1, 1997, no officer or director of PSI or any affiliate thereof has, directly or indirectly, entered into any transaction with PSI, except for any arrangements which are either (i) disclosed on the 1997 Balance Sheet or (ii) listed in Section 3.14 of the PSI Disclosure Letter. For purposes of this Section 3.14 only, the term "affiliate" of PSI shall mean and include any officer or director or shareholder of PSI or any person related to any officer, director or shareholder of PSI by blood or by marriage, or any corporation, partnership, proprietorship, trust or other entity in which such officer or director or shareholder of PSI (or any spouse, ancestor or descendant of the same) has more than a five percent (5%) legal or beneficial interest, or any corporation, partnership, proprietorship, trust or other entity which controls, is controlled by or is under common control with PSI.

         3.15. Taxes. As to any tax imposed by the Federal government, or any state government or any subdivision or municipality thereof, or the government of any other country or political subdivision thereof, including, without limitation, (i) taxes imposed on or measured by income, (ii) taxes based on employment (including amounts withheld from employees' compensation), and (iii) any property, franchise or sales tax, which, in each case, relates to or could cause a lien or encumbrance upon any of the assets or the business of PSI, PSI has timely, properly and lawfully filed all returns and elections necessary to be filed and has paid in full the applicable taxes shown to be due on such returns; to the best knowledge of PSI, no taxes are due which were not reported on such returns; no claims for any unpaid taxes, interest or penalties are being asserted by any governmental authority, for any period, against PSI or any assets of PSI. PSI has not paid and is not required to pay any material income taxes to any country other than those listed in Section 3.15A of the PSI Disclosure Letter, or to any state other than those listed in Section 3.15B of the PSI Disclosure Letter. PSI pays personal property and/or franchise taxes with respect to its business and properties only in those countries, states or political subdivisions listed in Section 3.15C of to the PSI Disclosure Letter. PSI has timely filed and paid all material estimated taxes due on or prior to the Closing Date. PSI has made available to Speer true and complete copies of each of the Federal, state, local and foreign income and excise tax returns, and franchise tax returns, and any amendments thereto, as they relate to taxable periods since January 1, 1995, and PSI has made available to Speer all material reports of and communications from Internal Revenue Service agents and the corresponding agents of other state, local and foreign governmental agencies who have examined the books and records of PSI at any time including and since the last Internal Revenue Service audit. Except as disclosed in Section 3.15D of the PSI Disclosure Letter, no audit or examination of PSI by any taxing authority or agency is now pending or currently in progress, nor has PSI received from any taxing authority or agency any notice of such an audit or examination. No waiver of any statute of limitations has been given and is in effect in respect to the assessment of any taxes against PSI.

         3.16. Insurance. PSI maintains in effect, and since January 1, 1993, has maintained in effect, product liability insurance, motor vehicle and comprehensive general liability insurance and workers' compensation insurance covering the business of PSI and fire and extended coverage insurance with respect to the properties and assets of PSI. Section 3.16 of the PSI Disclosure Letter is a complete list of all insurance policies (including the amount of coverage thereunder) in effect at present. All such insurance policies are owned solely and exclusively by PSI. No event has occurred that may enable an insurer to rescind any such policies.

         3.17. Customer and Supplier Relationships; Warranty Claims. Except as set forth in Section 3.17 of the PSI Disclosure Letter, PSI has not received any notice that any customer or supplier of PSI intends to discontinue or alter the prices or terms of, or substantially diminish, its relationship with PSI. Other than as set forth in Section 3.17 of the PSI Disclosure Letter, since December 31, 1997, there are no outstanding warranty claims against PSI by any of its customers with respect to products sold or services rendered by PSI.

         3.18. Bonds; Guarantees. Other than as listed in Section 3.18 of the PSI Disclosure Letter, there are no bonds, guarantees, notes, sureties, letters of credit, or other similar credit agreements or debt obligations that exist with respect to PSI, its business or any of its assets. PSI is not in default on the payment of any principal or interest on any indebtedness for borrowed money, nor is PSI otherwise in default under any indemnity, fidelity or contract bond or letter of credit, note, guarantee or other credit agreement or debt obligation or instrument.

         3.19. Absence of Undisclosed Liabilities. Except as specifically reserved against or reflected in the 1997 Balance Sheet, or described in Section
3.19 or another Section of the PSI Disclosure Letter, PSI is not subject to any material liability or financial obligation (known or unknown, direct or indirect, absolute, contingent, accrued or otherwise), other than liabilities or financial obligations arising in the ordinary course of business since the date of the 1997 Balance Sheet. Except as disclosed in Section 3.19 of the PSI Disclosure Letter, PSI is not in default with respect to any term or condition of any material indebtedness or liability (including any current or deferred trade payable). PSI does not know of any facts or circumstances which might reasonably serve as the basis for any material liabilities or financial obligations with respect to PSI which are not disclosed in the PSI Disclosure Letter. For purposes of this Section 3.19, any individual liability, or all such liabilities in the aggregate, should be deemed to be material if the individual or aggregate value is greater than $50,000.

         3.20. Charter Documents. PSI has delivered or made available to Speer certified copies of its Articles or Certificate of Incorporation as amended to date (the "Certificate of Incorporation") and By-laws, as amended to date, as well as copies of its minute books covering the period from January 1, 1995 to the date hereof. Such Articles or Certificate of Incorporation and By-laws are complete, correct and current. The minute books of PSI contain a complete, correct and current record of all meetings and other corporate actions of the stockholders and Board of Directors of PSI from January 1,1995 through March 31, 1998.

         3.21. Subsidiaries and Affiliates. Schedule 3.28 lists all subsidiaries and Affiliates of PSI. For the purposes of this Agreement (except for Section 3.15), the term "Affiliate" of a person shall mean any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person.

         3.22. No Misrepresentations or Nondisclosures. Neither this Agreement nor any Exhibit or Schedule attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.23. Opinion of Financial Advisor. PSI's Board of Directors has received the written opinion of William Blair & Company that, as of the date of this Agreement, the Transaction and the Alternative Transaction are fair to the stockholders of PSI from a financial point of view, a copy of which opinion will be delivered to Speer, and such opinion has not been withdrawn or modified in any material respect.

         3.24. Board Approval. The Board of Directors of PSI based on the recommendation of the Special Committee of independent directors (the "Special Committee") has, prior to this Agreement, (a) approved this Agreement and all related agreements and exhibits and the transactions contemplated hereby and thereby (including for purposes of Section 203 of the Delaware General Corporation Law), (b) determined that the Transaction and the Alternative Transaction are fair to and in the best interests of the stockholders of PSI and
(c) recommended that the stockholders of PSI approve the Transaction or the Alternative Transaction and the Share Increase (as hereinafter defined).

         3.25 Absence of Questionable Payments. No director, officer, agent, employee, or other person acting on behalf of PSI has used any of PSI's funds for improper or unlawful contributions, payment, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to governmental officials or others. Neither PSI nor any director, officer, agent, employee or other person acting on behalf of PSI has accepted or received any improper or unlawful contributions, payments, gifts or entertainment expenditures. PSI has adequate financial controls to prevent the making or receiving of such improper or unlawful contributions, payments, gifts, entertainment or expenditures. PSI has not made sales of products, either directly or indirectly, into embargoed countries in contravention of applicable law.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF SPEER


         Unless otherwise required by the context in which it is used, the term "Speer" as used in this Article IV and Article VII, includes the Speer Entities and PVS. All representations and warranties contained herein are qualified in their entirety by reference to the Disclosure Letter of even date herewith delivered to PSI by Speer and as such letter may be supplemented or amended from time to time prior to the Closing Date with the consent of PSI (the "Speer Disclosure Letter"). Speer represents and warrants to PSI as follows:

         4.1. Due Organization and Qualification. Each of the Speer Entities which is a partnership is a partnership duly organized and validly existing under the laws of the State of Nevada and has the requisite power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. PVS is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia. PVS has full corporate authority to own, lease and operate its properties and businesses, and is in good standing and is qualified to transact business as a corporation in all states in which the nature of its business or the properties owned by it require it to qualify to transact business.

         4.2. Authority to Execute and Perform Agreements. Each of the Speer Entities which is a partnership has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and each agreement contemplated hereby to which it is a party, and each such agreement has been duly authorized by all general partners and limited partners of each of the Speer Entities which is a party to such agreement in accordance with the respective limited partnership agreement of such partnership, and each of the Speer Entities which is a partnership has full legal right and power and all authority and approval required to perform fully the respective obligations of such entity under this Agreement and all agreements referred to as exhibits hereto to which it is a party. This Agreement has been duly executed and delivered and is the valid and binding obligation of each of the Speer Entities which is a partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, reorganization, insolvency or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and (except as otherwise specified in this Agreement or the Speer Disclosure Letter) no approval or consent of any other person is required in connection with the execution and delivery by Speer of this Agreement and the consummation and performance by any of the partnerships included in Speer of the transactions contemplated herein. Neither the execution and delivery of this Agreement nor the execution and delivery of any agreement referred to as an exhibit hereto will (i) conflict with any provision of any partnership agreement of any partnership included in Speer; or (ii) conflict with or violate in any material respect any law, rule or regulation, ordinance, order, writ, injunction, judgment or decree applicable to Speer or to any of its Businesses or by which any of its assets are affected. Except as set forth in Section 4.2 of the Speer Disclosure Letter, Speer is not required to submit any notice, declaration, report or other filing or registration with any governmental or regulatory or instrumentality, and no approval or non-objections are required to be obtained or made by Speer in connection with the execution, delivery or performance by Speer of this Agreement or any agreement referred to as an exhibit hereto or the consummation of the transactions contemplated hereby or thereby.

         4.3. Agreements. Section 4.3 of the Speer Disclosure Letter sets forth all customer and supplier contracts and other agreements relating to the Speer Assets or the business of PVS (whether written or oral) to which Speer or PVS is a party, or by or to which it or its assets or properties are bound or subject, which relate to or which do or might affect the Speer Assets. All of the contracts and agreements set forth in Section 4.3 of the Speer Disclosure Letter have been made available to PSI and are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with their terms, and Speer is not in default under any of them, nor to the knowledge of Speer is any other party to any such contract or other agreement in default thereunder, nor does any condition exist which with notice or lapse of time or both would constitute a material default thereunder. Except as set forth in
Section 4.3 of the Speer Disclosure Letter no approval or consent of any person is needed in order that the contracts or other agreements set forth in Section
4.3 of the Speer Disclosure Letter continue in full force and effect with PSI following the consummation of the transactions contemplated by this Agreement.

         4.4      Contributed Businesses.

                  (a) At Closing, by completing the transactions contemplated in
Section 1.1 hereof (provided the Alternative Transaction is not selected by Speer), Speer will contribute to PSI (or cause the contribution to PSI of) all right, title and interest in the following businesses as conducted by Speer as of the date hereof (the "Businesses"):

                           (1)      resale of long distance telecommunications services;

                           (2)      provision of remotely accessed virtual office information services;

                           (3)      provision of audiovisual production and post-production facilities and services;

                           (4)      provision of digital information storage services; and

                           (5)      provision of satellite uplink and downlink information transmission services.

         In the event the Alternative Transaction is selected by Speer, the Businesses shall include only the businesses of SVM as conducted as of the date hereof and identified in clauses (1) and (2) above.

                  (b) Other than the Real Property, Speer owns and retains all such assets, tangible or intangible and contractual, license and leasehold rights necessary for Speer (i) to operate the Businesses as each such entity operates its business on the date hereof, and (ii) to utilize the assets and contractual, license and leasehold rights in the same manner as they were used on the date of this Agreement. With the exception of the Real Property and those assets used in the Businesses pursuant to license and leasehold rights in favor of Speer, all of the assets used in the Businesses are owned by Speer and none are owned by any other party.

         4.5 Assets. Speer has good and marketable title to all of its assets (except for any leased property and Third Party Software for which Speer has valid and enforceable leases or licenses, as the case may be), free and clear of all mortgages, options, leases, covenants, conditions, agreements, liens, security interests, adverse claims, restrictions, charges, encumbrances or rights of others. No material restrictions exist on the use or transfer of the Speer Assets. The Speer Assets, as identified on Schedule 1.1(a)(i) or Section
4.5 of the Speer Disclosure Letter and the assets owned by PVS include (i) all machinery or equipment, including without limitation, computer hardware, with an original market value in excess of $25,000 used to conduct the Business (the "Equipment"), together with the date of acquisition of each piece of Equipment and the location of each piece of Equipment (other than Equipment owned by PVS) and (ii) all "Speer Software," which shall include all of Speer's material software and computer programs used in the Businesses, including any software computer programs not wholly owned by Speer ("Speer Third Party Software") imbedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (included, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters, operation systems and procedures (including developmental methodology), designs, design revisions, related application software in any language, concepts, ideas, processes, techniques. software design and test tools, Third Party Software interfaces, methods of implementation and packaging, all associated know-how and show-how and all related programmer and user manuals, which are used by Speer to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon design, develop, reproduce and package software and computer programs. Except as set forth in Section 4.5 of the Speer Disclosure Letter, the intangible assets included in the Speer Assets and the tangible assets of PVS are in good operating condition and repair, ordinary wear and tear excepted, and are satisfactory for the purposes of which such assets are being used in Speer's business. Speer does not and has not owned or have any interest in real estate except as described in Section 4.5 of the Speer Disclosure Letter.

         4.6      Employees.

                  (a) Except as set forth in Section 4.6 of the Speer Disclosure Letter, (i) PVS is not a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of PVS or SVM, as the case may be; (ii) PVS has no outstanding loan or loans to any current or former employees of PVS, nor has PVS guaranteed any such loans; and (iii) no amount payable to an employee or former employee of PVS will be an "excess parachute payment" which is nondeductible under Section 280(g) of the Internal Revenue Code.

                  (b) Section 4.6 of the Speer Disclosure Letter sets forth (i) the total amount of compensation paid to all employees of Speer during 1997;
(ii) the names and total 1997 compensation paid to each employee of Speer whose W-2 earnings in 1997 exceeded $25,000; and (iii) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, cafeteria, dependent care, stock option, stock purchase, stock appreciation right, savings, deferred compensation, consulting, severance payment or termination pay, vacation pay, life insurance, welfare or other employee benefit or fringe benefit plan, program or arrangement with respect to any employee or former employee of PVS (the "Speer Employee Benefit Plans"). Favorable determination letters have been received from the Internal Revenue Service with respect to each Speer Employee Benefit Plan which is intended to comply with the provisions of Section 401(a) of the Internal Revenue Code, evidencing compliance with the relevant provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. Each Speer Employee Benefit Plan complies in form and, to the knowledge of Speer, operates in compliance in all material respects with the requirements of the Internal Revenue Code and meets the requirements of a "qualified plan" under Section 401(a) of the Internal Revenue Code. Additionally, amendments have been made to each such Speer Employee Benefit Plan of the Tax Reform Act of 1986 and subsequent legislation and regulations as they are required. With respect to each Speer Employee Benefit Plan which is the subject to Title I of ERISA, PVS has not failed in any material respect to comply with any of the applicable reporting, disclosure or other requirements of ERISA and the Internal Revenue Code, and there has been no "prohibited transaction" as described in Section 4975 of the Internal Revenue Code or Section 406 of ERISA. Neither PVS nor any of its directors, officers, employees, partners or any other "fiduciary" as such term is defined in Section 3(21) of ERISA, has any material liability for failure to comply with ERISA or the Internal Revenue Code for any action or failure to act in connection with the administration or investment of the Speer Employee Benefit Plans. PVS does not presently maintain, contribute to or have any liability (including current or potential withdrawal liability) with respect to any "defined benefit plan," as such term is defined in Section 3(35) of ERISA, or any "multi-employer plan," as such term is defined in Section 3(37) of ERISA. There is no pending or, to Speer's knowledge, threatened legal action, proceeding or investigation against or involving any Speer Employee Benefit Plan (other than routine claims for benefits) and to Speer's knowledge, there is no basis for or fact which could give rise to any such legal action, proceeding or investigation. Any bonding required with respect to any Speer Employee Benefit Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

         4.7. Intellectual Property. Section 4.7 of the Speer Disclosure Letter sets forth all patents, copyrights, trademarks, service marks and trade names relating to the Businesses, all of which are owned or lawfully used by Speer, all applications for any of the foregoing, all data bases and all permits, grants and licenses of such rights running to or from Speer relating to any of the foregoing. The rights of Speer in the property set forth in Section 4.7 of the Speer Disclosure Letter are free and clear of any liens or other encumbrances. Speer does not have any notice of any adversely held copyright, trademark, service mark or trade name of any other person or notice of any claim of any other person relating to any of the property set forth in Section 4.7 of the Speer Disclosure Letter, and Speer does not know of any basis for any such charge or claim. To the knowledge of Speer, no person has possession of any copies of or use of Speer's customer lists and/or data bases.

         4.8. Financial Statements. Speer has provided to PSI combined balance sheets of Speer Communications Holdings Limited Partnership and Speer Communications Holdings I Limited Partnership as of December 31, 1997 (the "Speer Balance Sheet") and 1996, and the related combined statements of operations and owners' equity and cash flows for the years then ended (the "Speer Financial Statements"). The Speer Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), and each fairly presents the financial position of Speer in all material respects as at the respective dates thereof and the results of operations and cash flows of Speer for the periods indicated (except for the fact that the Speer Financial Statements include the assets and operations of Speer Communications Holdings I Limited Partnership, MOR Music TV, Inc.,The Ritz Limited Partnership, PVS Speer-Atlanta Limited Partnership, Speer Transmission Services Limited Partnership and Speer PVS Limited Partnership, which are not included in Speer as that term is defined for purposes of this Article IV).

         4.9. Liabilities. Except as set forth in Section 4.9 of the Speer Disclosure Letter or Schedule 1.1(b) and except for liabilities incurred in the ordinary course of business since December 31, 1997, none of which is material, Speer does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, relating to the Businesses, including, but not limited to, liabilities on account of taxes, other governmental charges or law-suits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities"), which are not set forth on or disclosed in the Speer Balance Sheet.

         4.10. Accounts Receivable. All trade accounts receivable of Speer on the date of this Agreement have arisen in the ordinary course of business and represent valid obligations to Speer.

Collection of accounts receivable by Speer through the date hereof has been and is consistent with past business practices of Speer.

         4.11. No Material Adverse Change. Since December 31, 1997 there has been no material adverse change in the assets, properties, business, operations, liabilities or condition of the Speer Assets and Speer does not know of any such change which is threatened, nor has there been any damage, destruction or loss materially affecting the assets, properties, business, operations or condition of the Speer Assets, whether or not covered by insurance.

         4.12. Operations of Speer. Except as set forth in Section 4.12 of the Speer Disclosure Letter, from December 31, 1997 through the date hereof, Speer has not:

                  (a) Waived, or agreed to waive, any right of material value to the Speer Assets;

                  (b) Materially changed, or agreed to materially change, any of its business policies or practices relating to or affecting the Speer Assets including, without limitation, production, advertising, marketing, pricing, purchasing, accounting, sales, returns, budget or product acquisition policies or practices;

                  (c) Except in the ordinary course of business relating to the Speer Assets, other than for fair market value, sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of its assets or properties; or granted or suffered, or agreed to grant or suffer, any lien or other encumbrance on any of its assets or properties;

                  (d) Except for inventory or equipment acquired in the ordinary course of business of the Speer Assets, made any acquisition of all or any part of the assets, properties, capital stock or business of any other persons or made any commitments to do any of the foregoing relating to the Business;

                  (e) Suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, operations or conditions relating to the Speer Assets; or

                  (f) Entered into, or agreed to enter into, any other material contract or other agreement or other material transaction relating to the Speer Assets.

         4.13. Compliance with Laws. Speer has complied in all material respects with all federal, state, county, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards or decrees applicable to the Speer Assets and has not received any notice of violation of any of the foregoing. Speer has all requisite licenses, permits and certificates from federal, state and local governmental authorities as may be necessary to conduct the Businesses and to own and operate its assets except to the extent that the failure to obtain such licenses, permits and certificates would not have a material adverse effect on the Businesses taken as a whole, and such permits are valid, in full force and effect and will not be terminated or adversely affected by the consummation of the transactions contemplated hereby. Except as disclosed in Section 4.13 of the Speer Disclosure Letter, Speer has not received any notice alleging any violation by Speer of any laws, or any investigation by administrative agencies.

         4.14. Tax Matters. PSI will not assume or otherwise become liable for any income, excise, sales, use, gross receipts, franchise, employment, payroll related, property or any other tax of any sort relating to the assets, business or property of Speer with respect to any period commenced prior to the Closing Date or arising out of the transactions contemplated hereby. Speer has filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which Speer is required to file and has paid or provided for all taxes shown on such returns, and all deficiencies or other assessments of tax, interest or penalties owed by Speer.

         4.15. Litigation. Other than as listed in Section 4.15 of the Speer Disclosure Letter, there is no claim, counterclaim, suit, order, proceeding, action, or investigation pending, notice of which has been received, or, to the knowledge of Speer, threatened against Speer, including but not limited to product liability claims. Speer is not a plaintiff or petitioner in any litigation or proceeding other than as listed in Section 4.15 of the Speer Disclosure Letter.

         4.16.    Environmental and Health and Safety Matters.

                  (a) Set forth in Section 4.16(a) of the Speer Disclosure Letter is a true, accurate and complete list of all real property leased and/or otherwise used or occupied by Speer (the "Speer Property").

                  (b) Except as set forth in Section 4.16(b) of the Speer Disclosure Letter, Speer and the Speer Property have been at all times and are in all material respects in compliance with the Environmental Laws.

                  (c) Speer has obtained and is in full compliance with all permits, licenses and other consents or authorizations which are required with respect to the operation of its business under the Environmental Laws, including without limitation those that are required to (a) operate or install any equipment or facilities and (b) generate, manufacture, formulate, store, treat, handle, transport, discharge, emit or dispose of Hazardous Substances generated by the

Businesses, a true and complete list of which is included in Section 4.16(c) of the Speer Disclosure Letter.

                  (d) Except as listed in Section 4.16.(d) of the Speer Disclosure Letter, Speer has not generated, used, treated, stored, maintained, disposed of, or otherwise deposited PCBs, TCE, PCE, or asbestos containing materials in, on, or related to the Speer Property, the Businesses, or any premises at which the Businesses were or are located. Additionally, except as described in Section 4.16(d) of the Speer Disclosure Letter, there are and were no underground storage tanks used, stored, maintained, located on or otherwise related to the Speer Property, the Businesses, or any premises at which the Businesses were or are located. Speer has removed and properly disposed of all used or other obsolete materials regulated by environmental, health and safety laws, including chemical or other hazardous substances or wastes, that are not used by Speer's business. With respect to underground storage tanks, Section 4.16(d) of the Speer Disclosure Letter sets forth the size, location, construction, installation date, use and testing history of all such underground storage tanks (whether or not excluded from regulation under Environmental
Laws), including all underground storage tanks in use, out of service, closed, abandoned or decommissioned.

                  (e) To the knowledge of Speer, there has been no "release" as defined in 42 U.S.C. ss. 9601(22) or threat of a "release" of any Hazardous Substance in, from or under any premises from which the operations of Speer have been or are being conducted.

                  (f) Speer has not received notice that it has any potential liability with respect to the contamination, investigation, or cleanup of any site at which Hazardous Substances have been or have alleged to have been generated, treated, stored, released, discharged, emitted or disposed of, and, to the knowledge of Speer, there are no past or present events, facts, conditions or circumstances which may interfere with or prevent compliance by the Businesses in accordance with Environmental Laws, or with any order, decree, judgment, injunction, notice or demand issue, entered, promulgated or approved thereunder, or which may give rise to any common law or other legal liability, including, without limitation, liability under any Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of Hazardous Substances by Speer as a result of any act or omission of Speer.

                  (g) To the knowledge of Speer, Section 4.16(g) of the Speer Disclosure Letter contains a true, correct and complete listing of all Hazardous Substances (other than Hazardous Substances comprising an ingredient or component of a mixture or product or included in equipment) used in the Businesses in the conduct of its operations since the commencement of its operations, and a list of the methods used by Speer (including, but not limited to, a list of past and present disposal or recycling sites, waste haulers, and manifest numbers) since commencement of its operations to dispose of or recycle Hazardous Substances (other than Hazardous Substances comprising an ingredient or component of a mixture or product or included in equipment) generated by Speer's operations and by the activities of Speer.

                  (h) Except as disclosed in Section 4.16(h) of the Speer Disclosure Letter, all of Speer's disposal and recycling practices relating to Hazardous Substances have been accomplished in all material respects in accordance with all applicable Environmental Laws.

         4.17 Insurance. Except as to PVS which has maintained the referenced policies in effect since January 1, 1996, Speer maintains in effect, and since commencement of its operations, has maintained in effect, motor vehicle and comprehensive general liability insurance and workers' compensation insurance covering the Businesses and fire and extended coverage insurance with respect to the properties and assets of Speer. Section 4.17 of the Speer Disclosure Letter contains a complete list of all insurance policies (including the amount of coverage thereunder) in effect at present. All such insurance policies are owned solely and exclusively by Speer. No event has occurred that may enable an insurer to rescind any such policies.

         4.18. Customer and Supplier Relationships; Warranty Claims. Except as set forth in Section 4.18 of the Speer Disclosure Letter, Speer has not received any notice that any customer or supplier of Speer intends to discontinue or alter the prices or terms of, or substantially diminish its relationship with Speer. Other than as set forth in Section 4.18 of the Speer Disclosure Letter, there are no outstanding warranty claims against Speer by any of its customers with respect to products sold or services rendered by Speer.

         4.19 Investment. Speer is acquiring the PSI Common Stock for investment only and not with a view to the public distribution or resale thereof or any interest therein in violation of the Securities Act or any other applicable federal or state securities laws or regulations. Speer is familiar with the meaning of such representation and fully understands the restrictions and limitations that are imposed thereby. PSI has disclosed to Speer that Speer must bear the economic risk of the investment in the PSI Common Stock for an indefinite period of time because the PSI Common Stock has not been registered under the Securities Act or any state blue sky law and therefore, the PSI Common Stock cannot be sold unless it is subsequently registered under the Securities Act and applicable state blue sky laws or an exemption from such registration is available. Speer is able and prepared to bear the economic risks of investing in and holding the PSI Common Stock for an indefinite period of time. At all times during the Transaction and at the date of this Agreement, Speer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment in the PSI Common Stock. Speer has had access to such financial and other information and has been afforded the opportunity to ask such question of PSI and its representatives and has received answers thereto, as it deems necessary in connection with its decision to acquire the PSI Common Stock.


                                    ARTICLE V

                                COVENANTS OF PSI

         Between the date of this Agreement and the Closing Date, PSI shall:

         5.1. Management of PSI. Operate the business of PSI in a prudent manner consistent with past practices, and in the usual and ordinary course, and use its reasonable best efforts to preserve the goodwill of suppliers, distributors, sales representatives, customers, creditors and others having business relationships with PSI, and shall safeguard and preserve the confidentiality of all books, records and information relating to PSI in a prudent manner consistent with past practices.

         5.2. Accounting Practices. Refrain from making any change in the accounting practices or procedures governing PSI.

         5.3. No Distribution of Dividends. Except as otherwise contemplated by this Agreement, including the Recapitalizations referred to in Sections 2.1 and 6.3, refrain from paying or declaring any dividend, or making any distribution on account of, any of the outstanding shares of capital stock of PSI, or redeeming, purchasing or otherwise acquiring any of the capital stock of PSI, or issuing any shares of capital stock of PSI, or granting, issuing, selling or disposing of any option, warrant or right to acquire any shares of capital stock of PSI.

         5.4. No New Stock Rights. Except as otherwise contemplated by this Agreement, including the Recapitalizations referred to in Sections 2.1 and 6.3, not enter into, issue, or grant any agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of PSI.

         5.5. Purchases and Sales. Maintain the fixed assets of PSI in good condition, repair and working order, normal wear and tear excepted; and refrain from (a) making or permitting any sales, transfers or dispositions of any asset of the business of PSI (other than inventory in the ordinary course of business); (b) entering into any contracts, leases, or commitments, or any amendments or modifications to contracts, leases or commitments existing at the date of the execution of this Agreement, involving the business or assets of PSI, other than those in the ordinary course of business involving consideration or other expenditure of less than $50,000, and other than those that can be terminated without obligation or penalty at the Closing; and (c) taking or permitting any action or entering into or permitting any contract or agreement prohibited by Section 3.5.

         5.6. Compensation of PSI's Employees. Refrain from making or permitting any change in the compensation or benefits payable or to become payable to any of the employees or agents of the business of PSI, or making any new bonus payment or arrangement or benefit to or with any of them, or hiring any additional employees, except in accordance with compensation and hiring practices previously followed by PSI.

         5.7. Insurance. Use its reasonable best efforts to have in effect and maintain at all times all insurance now in force relating to PSI and the business and assets of PSI.

         5.8. Preserve Organization. Preserve the business organization of PSI intact and keep available the services of the present officers and employees of PSI.

         5.9. Access to the Records of PSI. Allow Speer, its representatives, attorneys and accountants to continue to have reasonable access to the records and files, audits and properties of PSI relating to PSI, the business and assets of PSI, as well as all information relating to taxes, commitments, contracts, titles and financial condition of, or otherwise pertaining to, PSI. PSI agrees to use its reasonable best efforts to cause its accountants to cooperate with Speer and its accountants in making available all financial information concerning PSI as is requested, and Speer and its accountants shall have the right to examine all working papers pertaining to examinations of PSI relating to PSI and its business and assets, provided that such examinations shall be designed to cause minimal disruption to PSI and its business and work force, and in any event, shall be undertaken with reasonable prior notice and during normal business hours of PSI.

         5.10. Consents and Authorizations. Use its reasonable best efforts to obtain all government authorizations and contractual and leasehold consents and permits necessary to enable the consummation of all transactions contemplated hereby without causing the discontinuation or termination of any permits or of any contractual relationships maintained by PSI.

         5.11. Fulfill Closing Conditions. Use its reasonable best efforts to take, or to cause to be taken, all action reasonably necessary or appropriate to cause each of the conditions set forth in Article VIII to be fulfilled on or prior to the Closing Date.

         5.12. Taxes. Pay when due all federal, state, local and foreign income, franchise and other taxes of PSI, other than any taxes on or arising out of the Transaction.

         5.13. Financial Reports. Provide Speer with (i) copies of any financial statements prepared by PSI in the course of its business, to be provided promptly after they become available, and (ii) cumulative and monthly management reports of PSI's business (including statements of revenues and expenses), to be provided within 15 days following the end of each month.

         5.14. Certificate of Incorporation and By-Laws. Refrain from amending the Certificate of Incorporation or By-Laws of PSI other than amending the Certificate of Incorporation to effect the Share Increase (as hereinafter defined).

         5.15. Damage or Destruction of Assets. Notify Speer immediately in the event of any material damage to or material destruction of any of the material assets of PSI.

         5.16. No Shop. Refrain, and cause PSI's officers, directors, employees, agents and Affiliates to refrain, except as required by its or their fiduciary duties under Delaware law or as contemplated by this Agreement, including the Recapitalizations referred to in Sections 2.1 and 6.3, from initiating any negotiations or soliciting or encouraging (including by way of furnishing non-public information) any offer or proposal regarding the sale, direct or indirect, of any of the outstanding shares of capital stock of PSI; the sale, direct or indirect, of any of the assets of PSI (other than inventory in the ordinary course of business); the issuance of any capital stock of PSI or any options, warrants, or rights to acquire capital stock of PSI; or any merger, consolidation or similar transaction involving the Shares or any of the assets of PSI; with any party other than Speer or an Affiliate of Speer. PSI shall promptly notify Speer of any such proposal or offer, or any inquiry or contact with any person with respect thereto, and the terms thereof.

         5.17.  Confidentiality.

                  (a) Not disclose, and cause PSI's officers, directors, employees, agents and Affiliates not to disclose, any terms of the Transaction or the Alternative Transaction, or to make any public statement regarding the Transaction or the Alternative Transaction prior to the Closing, without the prior written consent of Speer except as may be required by law; provided, however, that the parties understand and agree that certain disclosures regarding the Transaction or the Alternative Transaction may be made to third parties whose consent or approval may be required in connection with the Transaction or the Alternative Transaction or as may be required by law, and that in each case such disclosures may be made by PSI, without Speer's prior written consent, but only to the extent such disclosures are so required.

                  (b) Continue, and cause PSI's officers, directors, employees, agents and Affiliates to continue, to observe, perform, and comply with that certain confidentiality agreement dated March 17, 1998, between PSI and Speer.

         5.18. Tax Treatment. Refrain from taking any action which would cause the Transaction to fail to qualify as transfer pursuant to Section 351(a) of the Internal Revenue Code.

         5.19 NASDAQ Quotation. Use its reasonable best efforts to cause the shares of PSI Common Stock constituting the PSI Consideration to be eligible for listing on the NASDAQ Small Cap Market and the Boston Stock Exchange upon official notification of issuance.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS


         6.1. Voting Agreement. Concurrently with the execution of this Agreement, Speer Communications shall have entered into Voting Agreements with Alta Investissements S.A. ("Alta"), Vulcan Ventures Incorporated ("Vulcan") and certain other entities and persons (the "Voting Parties"), in the form attached as Exhibit 6.1 hereto, whereby each of the Voting Parties agrees to (i) not sell any of the shares of capital stock of PSI owned by such persons between the date of the Voting Agreement and the Closing Date, and (ii) vote all of the shares of PSI Common Stock held by such person in favor of approval of the Transaction or the Alternative Transaction and the amendment of the Certificate of Incorporation increasing the number of authorized Shares of PSI Common Stock to not less than 200,000,000 shares or such other number of authorized shares as the parties may agree upon (the "Share Increase") in connection with the Stockholders Meeting, as defined below.

         6.2. Stockholders Meeting. PSI shall call a meeting of stockholders to be held as soon as reasonably practicable for the purpose of voting upon the required stockholder approvals requested in connection with this Agreement (the "Stockholders Meeting"). Except as otherwise required by the fiduciary duties of the directors of PSI, the Board of Directors of PSI shall recommend to the stockholders of PSI a vote in favor of approval of the Transaction or the Alternative Transaction if selected by Speer and the Share Increase.

         6.3. Recapitalization. No later than 20 days from the date hereof, PSI shall enter into agreement with each of Didier Primat ("Primat"), Primwest Holding N.V. ("Primwest") and Vulcan to convert (i) the PSI Series A Stock and PSI Series B Stock and (ii) the promissory notes between each of Primat and Vulcan with PSI into shares of PSI Common Stock at terms no less favorable to PSI than that of the Recapitalization set forth in Section 2.1.

         6.4. Board of Directors. Prior to the Closing Date, PSI shall adopt a resolution fixing the number of Board members of its Board of Directors to eight
(8) members.

         6.5. Employees. At the Closing Date all employees of Speer shall become employees of PSI under the terms of such employees' employment with Speer and shall be provided with benefits not less favorable than employees of PSI with similar tenure.

         6.6. President and Chief Executive Officer. At the Closing Date, PSI shall appoint a nominee of Speer to serve as President and Chief Executive Officer of PSI.

         6.7. Interim Loan. Within two (2) days of the date hereof and following execution and delivery by PSI of a promissory note in the form of Exhibit 6.7 (the "Promissory Note"), Speer shall provide PSI a line of credit of up to $3,000,000 on the terms and conditions set forth in the Promissory Note. The principal amount and the accrued interest of such loan shall become due and payable on the earlier of Closing Date and September 1, 1998; provided, however, that at Speer's sole discretion the repayment of such loan may be forgiven and the amount of the cash required to be delivered by Speer at Closing shall be reduced by an amount equal to the principal balance and unpaid interest on the Promissory Note so forgiven.

         6.8. Preparation of Proxy Statement: Other Filings. As promptly as practicable after the date of this Agreement, PSI shall prepare and file with the SEC a preliminary Proxy Statement reasonably satisfactory to each of PSI and Speer. Each of PSI and Speer shall use its reasonable best efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to its respective stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, PSI shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or Blue Sky Laws relating to the Transaction and the other transactions contemplated by this Agreement including, without limitation, under state takeover laws (the "Other Filings"). PSI and Speer will notify the other parties promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, PSI and Speer, as the case may be, shall promptly inform the other parties of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of PSI, such amendment or supplement. Except as otherwise required by the fiduciary duties of the directors of PSI, the Proxy Statement shall include the recommendations of the Board of Directors of PSI in favor of the Transaction or the Alternative Transaction, as the case may be. PSI and Speer each shall promptly provide the other (or its counsel) copies of all filings made by it with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. The covenants in this Section shall apply to the filing by PSI and Speer, if applicable, of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and responding to any further informational requests in connection with the receipt of termination of expiration of the applicable waiting period under the HSR Act.

         6.9. Defense of Litigation. Each of PSI and Speer agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. Neither PSI nor Speer shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without the consent of the other party (which consent shall not be withheld unreasonably). Each of PSI and Speer shall notify the other party of any such initiated actions, suits or proceedings.

                                   ARTICLE VII
                               COVENANTS OF SPEER


         Between the date of this Agreement and the Closing Date, Speer shall undertake to do or refrain from doing, as the case may be, the following: provided, however, that in the event that Speer elects to proceed with the Alternative Transaction, the following covenants shall apply only to SVM and not to any other Speer Entity. The following covenants shall not in any way preclude, restrict or limit Speer's ability to enter into an agreement and to close a transaction relating to the sale of all or substantially all of the Speer Assets (other than SVM) to a party other than PSI provided Speer has given PSI notice of its election to pursue the Alternative Transaction:

         7.1. Management of Speer. Operate the Businesses in a prudent manner consistent with past practices, and in the usual and ordinary course, and use its reasonable best efforts to preserve the goodwill of suppliers, distributors, sales representatives, customers, creditors and others having business relationships with Speer, and shall safeguard and preserve the confidentiality of all books, records and information relating to Speer in a prudent manner consistent with past practices.

         7.2 No Distribution of Dividends. Refrain from paying or declaring any dividend, or making any distribution on account of shares of capital stock of PVS, or redeeming, purchasing or otherwise acquiring any of the shares of PVS, or issuing any shares of capital stock of PVS, or granting, issuing, selling or disposing of any option, warrant or right to acquire any shares of capital stock of PVS.

         7.3 No New Stock Rights. Not enter into, issue, or grant any agreements, arrangements, warrants, calls, options, convertible rights or other rights (vested or contingent) to acquire any capital stock of PVS.

         7.4 Purchases and Sales. Maintain the Speer Assets and the fixed assets of PVS in good condition, repair and working order, normal wear and tear excepted; and refrain from (a) making or permitting any sales, transfers or disposition of any of the Speer Assets; and (b) entering into any contracts, leases, or commitments, or any amendments or modifications to contracts, leases or commitments existing at the date of the execution of this Agreement, involving the Businesses or the Speer Assets, other than those in the ordinary course of business involving consideration or other expenditure of less than $50,000, and other than those that can be terminated without obligation or penalty at the Closing and other than those expected or scheduled expenditures identified in Section 7.4 of the Speer Disclosure Letter.

         7.5 Compensation of Speer's Employees. Refrain from making or permitting any change in the compensation or benefits payable or to become payable to any of the employees or agents of the Businesses of Speer, or making any new bonus payment or arrangement or benefit to or with any of them.

         7.6 Insurance. Use reasonable best efforts to have in effect and maintain at all times all insurance now in force relating to Speer, the Businesses and the Speer Assets.

         7.7 Preserve Organization. Preserve the business organizations of Speer intact and keep available the services of the present officers and employees of Speer.

         7.8 Access to Records of Speer. Allow PSI, its representatives, attorneys and accountants to continue to have reasonable access to the records and files, audits and properties of Speer relating to Speer, the Businesses and the Speer Assets, as well as all information relating to taxes, commitments, contracts, titles and financial condition of, or otherwise pertaining to, Speer. Speer agrees to use its reasonable best efforts to cause its accountants to cooperate with PSI and its accountants in making available all financial information concerning Speer as is requested, and PSI and its accountants shall have the right to examine all working papers pertaining to examinations of Speer relating to Speer, the Businesses and Speer Assets, provided that such examinations shall be designed to cause minimal disruption to Speer, the Businesses and the Speer work force, and in any event, shall be undertaken with reasonable prior notice and during normal business hours of Speer.

         7.9 Consents and Authorizations. Use its reasonable best efforts to obtain all government authorizations and contractual and leasehold consents and permits necessary to enable the consummation of all transactions contemplated hereby without causing the discontinuation or termination of any permits or of any contractual relationships maintained by Speer.

         7.10. Taxes. Pay when due all federal, state, local and foreign income, franchise and other taxes of Speer, including any taxes on or arising out of the Transaction.

         7.11. Certificate of Incorporation, By-Laws and Limited Partnership Agreements. Refrain from amending the articles or certificate of incorporation or By-Laws of PVS and any limited partnership agreements of Speer other than as may be necessary to complete the Transaction or the Alternative Transaction, as the case may be.

         7.12 Damage or Destruction of Assets. Notify PSI immediately in the event of any material damage to or material destruction of any of the Speer Assets or assets of the Businesses.

         7.13. Fulfill Closing Conditions. Use its best efforts to take, or cause to be taken, all action reasonably necessary or appropriate to cause each of the conditions set forth in Article IX to be fulfilled on or prior to the Closing Date.

         7.14. Third Parties and Government Approvals. Use its best efforts to file and obtain approval of all necessary documentation, and to obtain all necessary approvals of third parties and of appropriate regulatory authorities, with respect to the transactions contemplated by this Agreement.

         7.15.  Confidentiality.

                  (a) Not disclose, and cause Speer's officers, directors, employees, agents and Affiliates not to disclose, any terms of the Transaction or the Alternative Transaction), or to make any public statement regarding the Transaction or the Alternative Transaction prior to the Closing, without the prior written consent of PSI; provided, however, that the parties understand and agree that certain disclosures regarding the Transaction or the Alternative Transaction may be to be made to third parties whose consent or approval may be required in connection with the Transaction or the Alternative Transaction, and that in each case such disclosures may be made by Speer, without PSI's prior written consent, but only to the extent such disclosures are so required.

                  (b) Continue, and cause Speer's officers, directors, employees, agents and Affiliates to continue, to observe, perform, and comply with that certain confidentiality agreement dated March 17, 1998, between PSI and Speer.


                                  ARTICLE VIII

                    CONDITIONS PRECEDENT TO CLOSING BY SPEER

         Speer shall not be required to proceed on the Closing Date with the transactions contemplated by this Agreement unless the following conditions precedent shall have been fulfilled and satisfied, or shall have been waived in writing by Speer:

         8.1. Representations and Warranties. Each of the warranties and representations of PSI contained herein shall be true and correct as of the date of this Agreement, and shall also be true and correct as of the Closing Date as if then originally made.

         8.2. Covenants. PSI shall have complied in all material respects with each of the covenants required of it on or prior to Closing;

         8.3. Officers Certificate. PSI shall have delivered to Speer a certificate of the Chief Executive Officer and Chief Financial Officer of PSI, dated the Closing Date, certifying to the best of the knowledge and belief of such officers and in such detail as Speer reasonably requests to the accuracy of the representations and warranties contained herein, and to the fulfillment of the covenants and to the conditions precedent to Speer's obligations to consummate the transactions contemplated by this Agreement;

         8.4. Good Standing. PSI shall have delivered to Speer certificates of good standing in the state or country of incorporation for PSI and each of its Affiliates;

         8.5. Legal Opinion. PSI shall have delivered to Speer a legal opinion, in form and substance satisfactory to Speer, from Troutman Sanders LLP or Foley & Lardner, counsel to PSI;

         8.6. Governmental Approvals. PSI or Speer shall have received all governmental and regulatory consents, non-objections or permits from all Federal, state, local and foreign governmental authorities, or shall have made reasonably satisfactory alternative arrangements pursuant to the last sentence of Section 12.4, necessary to permit PSI to consummate the transactions contemplated by this Agreement, and to enable PSI to conduct its business after the Closing Date in all material respects as PSI conducted such businesses on the date of this Agreement, and specifically including the following: any necessary approvals of the Department of Justice, Federal Communications Commission, or any state communications commissions.

         8.7. Material Adverse Change. There shall have been no material adverse change (or changes which in the aggregate are materially adverse) since the date hereof in the financial condition, results of operations, properties, business, or products and services provided by PSI, whether by reason of change in government regulation or action or otherwise;

         8.8. Bankruptcy. PSI shall not be the subject of a petition for reorganization or liquidation under the Federal bankruptcy laws, or under state or foreign insolvency laws, nor shall an assignment for the benefit of creditors or any similar protective proceeding or act or event of bankruptcy have occurred;

         8.9. Corporate and Third Party Authorizations. There shall have been obtained, by means in conformity with all applicable provisions of federal and Delaware law approval of the Transaction or the Alternative Transaction if such is elected by Speer and the Share Increase from the shareholders who hold at least a majority of the voting capital stock of PSI;

         8.10. Employment of Speer Employees. PSI shall have offered employment to each of the full-time employees of Speer and PVS or, in the case the Alternative Transaction is elected by Speer, the employees of SVM on the same terms as such individuals are employed by Speer, PVS or SVM, as the case may be, subject only to the Closing of the Transaction;

         8.11. Lawsuits. No action, suit or proceeding shall have been instituted or threatened by the federal or any state government before a court, arbitration panel or governmental body with respect to the transactions contemplated hereby, and no regulatory enforcement proceeding shall be pending before any governmental agency or body with respect to the transactions contemplated hereby;

         8.12. Recapitalization. PSI shall have completed and closed prior to or simultaneous with the Closing the Recapitalization pursuant to Section 2.1 hereof and the recapitalization transactions and with respect to Primat, Primwest and Vulcan pursuant to Section 6.3;

         8.13. Tax Opinion. Speer shall have received a tax opinion from Baker & McKenzie with respect to the tax free nature of the Transaction in form and substance satisfactory to Speer; provided, however that in the event Speer elects the Alternative Transaction, such condition shall be deemed to be waived by Speer;

         8.14 Confirmation of Other Transactions. The following transactions shall have been completed and closed before or simultaneously with the Closing:
(i) the transfer or real estate from RMS to PSI pursuant to the Real Estate Transfer Agreement referred to in Section 1.3 hereof; and (ii) execution and delivery of lease and/or service agreements with WNAB and MOR Galleria in form and substance satisfactory to PSI; provided, however that such conditions shall be deemed to have been waived or satisfied in the event Speer elects the Alternative Transaction;

         8.15. Listing of PSI Common Stock. The shares of PSI Common Stock representing the PSI Consideration shall have been accepted for listing on the NASDAQ Small Cap Market and the Boston Stock Exchange upon official notification of issuance.

         8.16 Election of Directors. Three nominees of Speer shall have been elected to fill vacancies on the PSI Board of Directors.

         8.17. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article VIII is not fulfilled as of August 31, 1998, Speer may, upon notice to PSI and on or prior to the Closing Date, elect not to consummate the transactions provided for herein, or may waive the condition and proceed to Closing, but any breach of condition, warranty, representation or covenant known to Speer at the Closing Date as to which Speer does not make a claim by the Closing Date shall be deemed to have been waived.

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO CLOSING BY PSI


         PSI shall not be required to proceed on the Closing Date with the transactions contemplated by this Agreement unless the following conditions precedent shall have been fulfilled and satisfied, or shall have been waived in writing by PSI:

         9.1. Representations and Warranties. Each of the representations and warranties of Speer contained herein shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as if then originally made; provided, however that in the event that Speer elects the Alternative Transaction, the representations and warranties set forth in Article IV hereof shall be deemed to include only the representations and warranties of SVM set forth in such Article IV and the representations and warranties of Speer Communications in Sections 4.1, 4.2 and 4.19 and only those representations and warranties shall be true and correct as of the Closing Date;

         9.2. Covenants. Speer, or in the event of the Alternative Transaction, SVM and Speer Communications shall have complied with each of the covenants required of it on or prior to Closing;

         9.3. Officers Certificate. Speer shall have delivered to PSI a certificate of an officer or authorized person of its general partner, and of the President and Chief Financial Officer of PVS or in the case the Alternative Transaction is elected, only an officer or authorized person of the general partner of SVM, dated the Closing Date, certifying to the best of the knowledge and belief of each such person and in such detail as PSI reasonably requests to the accuracy of Speer's representations and warranties, and to the fulfillment of Speer's covenants and of the conditions precedent to PSI's obligations to consummate the transactions contemplated by this Agreement;

         9.4. Governmental Approvals. Speer and PSI shall have received all governmental and regulatory consents, non-objections or permits, from all Federal, state, local and foreign governmental authorities, or shall have made reasonably satisfactory alternative arrangements pursuant to the last sentence of Section 12.4, necessary to permit Speer to consummate the transactions contemplated by this Agreement and to enable PSI to conduct the Businesses after the Closing Date in all material respects as Speer conducted the Businesses as of the date of this Agreement including: any necessary approvals of the Department of Justice, Federal Communications Commission or any state communications commissions;

         9.5. Bankruptcy. Speer shall not be the subject of a petition for reorganization or liquidation under the Federal bankruptcy laws, or under state insolvency laws, nor shall an assignment for the benefit of creditors or any similar protective proceeding or act or event of bankruptcy have occurred;

         9.6. Lawsuits. No action, suit or proceeding shall have been instituted or threatened by the federal or any state government before a court, arbitration panel or governmental body with respect to the transactions contemplated hereby, and no regulatory enforcement proceeding shall be pending before any governmental agency or body with respect to the transactions contemplated hereby;

         9.7. Legal Opinion. Speer shall have delivered to PSI a legal opinion, in form and substance satisfactory to PSI, from Baker & McKenzie, counsel to Speer, except that with respect to matters of Nevada State law such opinion shall be provided by Burton, Bartlett & Glogovac;

         9.8. Corporate Authorizations. There shall have been obtained, by means in conformity with all applicable provisions of the partnership agreements of each of the partnerships included in Speer, or in the case of the Alternative Transaction, of SVM and Speer Communications, and of federal and Nevada law, the approval of such entities' partners to the transactions contemplated by this Agreement;

         9.9 Confirmation of Recapitalizations. The following transactions shall have been completed and closed before or simultaneously with the Closing: (i) the recapitalization transaction between PSI and RMS pursuant to Section 2.1 hereof; and (ii) the recapitalization transaction between PSI, Primat, Primwest and Vulcan pursuant to Section 6.3 hereof;

         9.10 Other Transactions. The following transaction shall have been completed and closed before or simultaneously with the Closing: (i) the transfer of real estate from RMS to PSI pursuant to the Real Estate Transfer Agreement referred to in Section 1.3 hereof; and (ii) execution and delivery of lease and/or service agreements with WNAB and MOR Galleria in form and substance satisfactory to PSI; provided, however that such conditions shall be deemed to have been waived or satisfied in the event Speer elects the Alternative Transaction

         9.11. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article VIII is not fulfilled as of August 31, 1998, PSI may, upon notice to Speer and on or prior to the Closing Date, elect not to consummate the transactions provided for herein, or may waive the condition and proceed to Closing, but any breach of condition, warranty, representation or covenant known to PSI at the Closing Date as to which PSI does not make a claim by the Closing Date shall be deemed to have been waived.

                                    ARTICLE X

                                     CLOSING


         The actual consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the fifth business day following the last to occur of the conditions set forth in Articles VIII and IX (the "Closing Date") at the offices of Baker & McKenzie in Washington, D.C. The Closing Date may be set at such other date or at such other place as shall be fixed by agreement of the parties hereto.


                                   ARTICLE XI

                           OBLIGATIONS AT THE CLOSING


         11.1. PSI's Obligations. At the Closing, PSI shall deliver to Speer or Speer Communications in the event of the Alternative Transaction:


                  (a) Certificates signed by the Chief Executive Officer and Chief Financial Officer of PSI, to the effect that, to the actual knowledge of such officers, each of the representations and warranties made by PSI hereunder is true and correct in all material respects as of the Closing Date (or, if any such representation or warranty is untrue or incorrect in any material respect, specifying the respect in which it is untrue or incorrect), and that PSI has fulfilled its covenants hereunder in all material respects as of the Closing Date (or, if any such covenant is unfulfilled in any material respect, specifying the respect in which it is unfulfilled), and that PSI has fulfilled the conditions precedent to Speer's obligations to consummate the purchase contemplated by this Agreement in all material respects (or, if any such condition is unfulfilled in any material respect, specifying the respect in which it is unfulfilled);

                  (b) A copy of resolutions adopted by the Board of Directors and stockholders of PSI, certified by the Secretary of PSI, approving and authorizing or ratifying the execution and delivery of this Agreement, and the performance by PSI of its obligations hereunder and thereunder;

                  (c) An opinion of Troutman & Sanders or Foley & Lardner, counsel for PSI, addressed to Speer, in form and substance satisfactory to Speer;

                  (d) [Intentionally Omitted];

                  (e) Certificates representing all of the shares of PSI Common Stock in the PSI Consideration in the amounts and in the names of such Speer Entities as designated prior to the Closing by Speer Communications; and

                  (f) The Registration Rights Agreement set forth as Exhibit
11.1.5 executed by an authorized officer of PSI.

         11.2. Speer's Obligations. At the Closing Speer or, in the event of the Alternative Transaction, Speer Communications shall deliver to PSI:

                  (a) Certificates signed by the Chief Operating Officer and Chief Financial Officer of the general partner of each Speer Entity to the effect that, to the best of the knowledge of such officers, each of the representations and warranties made by Speer or in the case of the Alternative Transaction, Speer Communications and SVM hereunder are true and correct in all material respects as of the Closing Date (or, if any such representation or warranty is untrue or incorrect in any material respect, specifying the respect in which it is untrue or incorrect), and that Speer or in the case of the Alternative Transaction, Speer Communications and SVM has fulfilled its covenants hereunder in all material respects as of the Closing Date (or, if any such covenant is unfulfilled in any material respect, specifying the respect in which it is unfulfilled), and that Speer or in the case of the Alternative Transaction, Speer Communications and SVM has fulfilled the conditions precedent to PSI's obligations to consummate the purchase contemplated by this Agreement (or, if any such condition is unfulfilled in any material respect, specifying the respect in which it is unfulfilled);

                  (b) A copy of resolutions adopted by each limited partnership included in Speer or in the case of the Alternative Transaction, Speer Communications and SVM, certified by an officer or authorized person of, their respective general partner, authorizing or ratifying the execution and delivery of this Agreement and the performance by Speer of its respective obligations hereunder;

                  (c) An opinion of Baker & McKenzie or Burton, Bartlett & Glogovac, counsel for Speer, addressed to PSI, in form and substance satisfactory to PSI; and

                  (d) Current funds in the amount specified in Article 2 (subject to adjustment pursuant to Section 6.7).

                  (e) In the event the Alternative Transaction is not elected, the Assignment and Assumption Agreement referred to in Article I and such bills of sale, deeds, assignments and other transaction documents as shall be required to effectuate the transfer of the Speer Assets to PSI.

                  (f) In the event the Alternative Transaction is not elected, documents satisfactory to PSI evidencing transfer and conveyance of title to the real estate contemplated in the Real Estate Transfer Agreement referred to
Section 1.3.

                  (g) In the event the Alternative Transaction is not elected, certificates representing all of the shares of capital stock of PVS to be transferred to PSI pursuant to Article I, duly endorsed for transfer to or accompanied by appropriate instruments of transfer to PSI.

                  (h) Certificates representing all of the outstanding partnership interests in SVM duly endorsed for transfer to or accompanied by appropriate instruments transferring to PSI.


                                   ARTICLE XII

                       FURTHER COVENANTS OF PSI AND SPEER


         PSI and Speer or, in the event of the Alternative Transaction, Speer Communications and SVM shall, as described below, each perform the indicated tasks designated to be performed by them:

         12.1. Joint Notice. After the Closing, PSI and Speer shall cooperate, to the extent practicable and reasonable, in giving joint notice of the consummated transactions to each customer, creditor, distributor, sales representative and supplier of the business of PSI.

         12.2. Further Assurances. PSI agrees that, from time to time and without further consideration, it will execute and deliver such further documents and take such other action as Speer may require more effectively to transfer to and vest in Speer and put Speer in possession of the shares included in the Share Exchange Consideration and all right and interest in the shares included in the Share Exchange Consideration. Speer agrees that, from time to time and without further consideration, it will execute and deliver such further documents and take such other action as PSI may require more effectively to transfer to and invest in PSI and put PSI in possession of the Speer Assets and all right, title and interests in the Speer Assets, including, without limitation, the Equity Interests and the Cash or in the event the Alternative Transaction is elected, possession of the assets of SVM and the cash to be contributed in the Alternative Transaction.

         12.3. Registration Rights. PSI will grant registration rights to Speer and its Affiliates pursuant to the Registration Rights Agreement set forth as
Exhibit 11.1.5 hereto.

         12.4 Further Arrangements. Work together diligently to have all appropriate federal, state, local and foreign authorizations, permits and approvals necessary to the operation of the Businesses (as Speer operates them as of the date of this Agreement, or as operated by SVM in the case of the Alternative Transaction), transferred, reassigned or issued to PSI. If PSI and Speer are unable by Closing to secure in PSI's name all government permits necessary to conduct the Businesses in PSI's name after Closing, then Speer (through the entity which previously conducted the relevant Business) or SVM in the case of the Alternative Transaction will cooperate with PSI so that PSI can conduct such Business after Closing in such Speer entity's name (but with PSI retaining and being solely responsible for all economic benefits and burdens of such Business) until such time as PSI secures all such government permits.

         12.5 Bulk Sales Law. As an inducement to PSI to waive compliance with the provisions of any applicable bulk sales or transfer laws, Speer hereby agrees that all of its debts, obligations and liabilities of Speer which are not expressly assumed by PSI under this Agreement will be paid and discharged by Speer as and when they become due and payable in the ordinary course of business. In the event the Alternative Transaction is not elected, Speer further agrees to indemnify and hold PSI harmless from any and all liabilities incurred by PSI by reason of or arising out of claims made by creditors with respect to any non-compliance with any applicable bulk sales or transfer laws (except to the extent such claims constitute Assumed Liabilities).

                                  ARTICLE XIII

                      EXPENSES WITH RESPECT TO TRANSACTION


         PSI agrees that it will pay all fees, costs and expenses incurred by it in connection with this transaction, including, without limitation, the fees and expenses of its attorneys, accountants and other persons, and no portion thereof shall be paid by Speer. Speer agrees that it will pay all fees, costs and expenses incurred by it in connection with this transaction, including, without limitation, the fees and expenses of its attorneys, accountants and other persons, and no portion thereof shall be paid by PSI. Notwithstanding the foregoing, PSI and Speer shall share equally any fees accompanying filings required to be made to governmental agencies in connection with the transactions contemplated by this Agreement.


                                   ARTICLE XIV

                                     BROKERS


         Each party hereby agrees to indemnify and save and hold harmless the other parties, their shareholders, directors and officers from and against any and all claims, losses, damages, costs or expenses of any kind or character (including attorneys' fees) arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and to supply at Closing a letter releasing the other parties to this Agreement from the claims of any such broker and finder.


                                   ARTICLE XV

                                 INDEMNIFICATION


         15.1.    Indemnification by Speer.

                  (a) From and after the Closing of the Transaction and subject to the limitations set forth in Section 15.2(a) and (c), Speer shall indemnify and hold harmless PSI and its officers, directors, employees, shareholders, Affiliates, successors and permitted assigns from all Losses resulting from (i) a breach by Speer of any representation or warranty under this Agreement (after giving effect to any supplement or amendment to the Speer Disclosure Letter agreed to or accepted in writing by PSI); (ii) a breach by Speer of a covenant or agreement under this Agreement; (iii) any liabilities arising after the Closing Date and relating to the Speer Assets or the conduct of the Businesses prior to the Closing Date other than those assumed by PSI pursuant to the Assignment and Assumption Agreement referred to in Section 1.1 or disclosed in
Section 4.9 of the Speer Disclosure Letter and other than liabilities of PVS set forth in Schedule 1.1(b), or (iv) any liabilities resulting from any applicable bulk sales or transfer laws as set forth in Section 12.5. The foregoing obligation of Speer shall not arise and will not be enforceable against Speer in the event the Alternative Transaction is closed.

                  (b) From and after the Closing of the Alternative Transaction and subject to the limitations set forth in Section 15.2(b) and (c), Speer Communications shall indemnify and hold harmless PSI and its officers, directors, employees, shareholders, Affiliates, successors and permitted assigns from all Losses resulting from (i) a breach by Speer Communications or SVM of any representation or warranty by such entities under this Agreement (after giving effect to any supplement or amendment to the Speer Disclosure Letter agreed to or accepted in writing by PSI) or (ii) a breach of Speer Communications or SVM of a covenant or agreement under this Agreement. The foregoing obligation of Speer Communications and SVM shall not arise and will not be enforceable against Speer Communications and SVM in the event the Transaction is closed and is in lieu of, and not in addition to, the obligations of Speer set forth in Section 15.1(a).

         15.2     Limitations.

                  (a) Unless and until the Losses incurred by PSI exceed $500,000, PSI shall not be entitled to indemnification under Section 15.1(a); provided, however, that once the damages exceed $500,000, PSI shall be entitled to indemnification for the full amount of such Losses. The maximum liability of Speer pursuant to clause (i) of Section 15.1(a) shall be the amount of $10,000,000; provided, however there shall be no limitations on Losses resulting from a breach by Speer of a representation or warranty which is the result of fraud or willful misrepresentation on the part of Speer. Any claim for Losses under clause (i) of Section 15.1(a) may be satisfied by an exchange of shares of PSI Common Stock valued at the greater of the fair market value of such stock as of the Closing Date or as of the date such claim is asserted against Speer or in cash or a combination of both cash and stock at the sole discretion of Speer.

                  (b) Unless and until the Losses incurred by PSI exceed $100,000, PSI shall not be entitled to indemnification under Section 15.1(b); provided, however, that once the damages exceed $100,000. PSI shall be entitled to indemnification for the full amount of such Losses. The maximum liability of Speer pursuant to clause (i) of Section 15.1)(b) shall be the amount of $1 million; provided, however, there shall be no limitation on Losses resulting from a breach by

Speer Communications or SVM which is the result of fraud or wilful misrepresentation on the part of Speer Communications or SVM.

                  (c) The agreements, representations and warranties and covenants of Speer or Speer Communications and SVM, as the case may be, contained in this Agreement shall survive the Closing until the one (1) year anniversary of the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 15.1 shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         15.3. Notice. The Indemnified Party (as hereinafter defined) shall give prompt written notice to the Indemnifying Party of any claim or event known to it which does or may give rise to a claim by the Indemnified Party against the Indemnifying Party based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known. Such notice shall be given in accordance with Article XVI hereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Notwithstanding the foregoing, the failure to give reasonably prompt written notice by the Indemnified Party shall not defeat a claim made pursuant hereto except to the extent that the Indemnifying Party can establish that it has been injured by such delay.

         15.4. Defense of Claims. In the event of any claim, action, suit or proceeding made or brought by third parties against the Indemnified Party, the Indemnified Party shall give written notice of such claim, action, suit or proceeding as described in Section 15.4 above, with a copy of the claim, process and all legal pleadings with respect thereto. After notification, the Indemnifying Party shall participate in, and jointly with any other Indemnifying Party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party at the time of such assumption. The Indemnified Party shall have the right to employ its own counsel and such counsel may participate in such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, when and as incurred, unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party, or (ii) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action reasonably satisfactory to the Indemnified Party at the time of the Indemnifying Party's assumption of the defense. If clause (ii) of the preceding sentence shall be applicable, then counsel for the Indemnified Party shall have the right to direct the defense of such claim, action, suit or proceeding on behalf of the Indemnified Party. The Indemnified Party and the Indemnifying Party, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.

         15.5.  Definitions.

         (i) As used herein, the term "Losses" means any and all claims, demands, costs, losses, damages and liabilities, net of any insurance proceeds received. The term "Losses" includes reasonable attorneys' fees and costs incurred in the investigation and defense of a claim, demand, cost, loss or liability.

         (ii) As used herein, the term "Indemnifying Party" shall mean the person or persons against whom a party (the "Indemnified Party") makes a claim for indemnification hereunder.


                                   ARTICLE XVI

                                     NOTICES


         16.1. Notice. All notices required to be given under the terms of this Agreement or which any of the parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, or by facsimile, or by registered or certified mail, with proof of receipt, postage and expenses prepaid, return receipt requested, addressed as follows:

                  (a)      As to Speer, addressed to:

                           Speer Communications Holdings
                             Limited Partnership
                           3201 Dickerson Pike
                           Nashville, Tennessee 37207
                           Facsimile: (615) 650-6292
                           Attention: Roy M. Speer

with a copy thereof addressed to:

                           Baker & McKenzie
                           815 Connecticut Avenue, N.W.
                           Washington, D.C.  20006-4078
                           Facsimile (202) 452-7074
                           Attention: Thomas J. Egan, Jr., Esq.

or to such other address or addresses and to the attention of such other person or persons as Speer may from time to time designate in writing to PSI; and

                  (b)      As to PSI, addressed to:

                           Precision Systems, Inc.
                           11800 30th Court North
                           St. Petersburg, Florida 33716-1846
                           Facsimile: (813) 573-9193
                           Attention: Kenneth M. Clinebell

with a copy thereof addressed to:

                           Troutman Sanders LLP
                           NationsBank Plaza
                           600 Peachtree Street, N.E.
                           Suite 5200
                           Atlanta, Georgia 30308-2216
                           Facsimile: (404) 885-3995
                           Attention: James L. Smith, III, Esq.

                           and

                           Foley & Lardner
                           100 North Tampa Street
                           Suite 2700
                           Tampa, Florida 33602
                           Facsimile: (813) 221-4210
                           Attention: David L. Robbins, Esq.

or to such other address or addresses and to the attention of such other person or persons as PSI may from time to time designate in writing to Speer.

         16.2. Receipt of Notice. Any notice given in accordance with this
Article XVII shall be deemed to have been given when delivered personally, or when received if sent via express delivery; facsimile; or registered or certified mail, postage prepaid and return receipt requested.

                                  ARTICLE XVII

                  EFFECTIVENESS AND ASSIGNABILITY OF AGREEMENT


         This Agreement shall become effective when executed and delivered by Speer and PSI, and shall be binding in all respects upon the respective successors and permitted assigns of each of the parties hereto. No party hereto may assign this Agreement in whole or in part without first obtaining the written consent of the other parties, except that Speer may assign its rights and obligations under this Agreement to one or more Affiliates so long as Speer remains responsible for its performance hereunder.


                                  ARTICLE XVIII

                           ANNOUNCEMENT OF TRANSACTION


         Subject to the provisions of Section 12.1, no party hereto shall make a public announcement of any of the transactions contemplated by this Agreement without approval of the other parties, unless required by law or by applicable stock exchange requirements, and in any event such person shall provide notice accompanied by a copy of all proposed announcements to the other parties.


                                   ARTICLE XIX

                            COMPLETENESS OF AGREEMENT


         This Agreement and the Schedules and Exhibits hereto and Closing documents represent the entire contract between the parties with respect to the subject matter hereof and supersede all offers, proposals, statements, representations and agreements with respect to the subject matter hereof. The Exhibits and Schedules hereto and Closing documents are incorporated herein by reference, and shall be deemed to be included in any reference to this Agreement. This Agreement may not be amended except by action of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE XX

                                    CAPTIONS


         The captions to the Articles and Sections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict nor enlarge any substantive provision of this Agreement.


                                   ARTICLE XXI

                                 APPLICABLE LAW


         This Agreement, the Schedules and Exhibits, and all other documents given in connection herewith, shall be construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of laws.


                                  ARTICLE XXII

                   CHOICE OF FORUM; VENUE; SERVICE OF PROCESS


         Any suit, action, or proceeding among any or all of Speer and PSI relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the United States District Court for the Middle District of Tampa, Florida Division, or, if that Court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in Pinellas County, Florida. Speer and PSI hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. Speer and PSI further agree that venue shall be in Pinellas County, Florida. Speer and PSI irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action, or proceeding brought in Pinellas County, Florida, has been brought in an inconvenient forum. Speer and PSI irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Article XVII hereof; and Speer and PSI further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of Florida.


                                  ARTICLE XXIII

                                  COUNTERPARTS


         This Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute but one and the same Agreement by and among the parties.


                                  ARTICLE XXIV

                           NO THIRD PARTY BENEFICIARY


         This Agreement is intended to inure to the benefit of Speer and PSI only; and no third party shall have any rights, express or implied, by reason of this Agreement.


                                   ARTICLE XXV

               UNILATERAL RIGHT TO WAIVE FAILURES OF OTHER PARTIES


         25.1.  Waiver.  Any of the parties may:

                  (a) Extend in writing the time for the performance of any of the obligations herein contained to be performed for the benefit of such party;

                  (b) Waive in writing any inaccuracies in the representations and warranties made to it contained in this Agreement or any Exhibit or Schedule hereto or any certificate or certificates delivered by another party to this Agreement;

                  (c) Waive in writing the failure in performance of any of the conditions herein expressed for its benefit; and

                  (d) Waive in writing compliance with any of the covenants herein contained for its benefit.

         25.2. Effect of Waiver. No such waiver or extension shall be valid unless in writing and signed by the party granting the waiver or extension, and no such waiver or extension shall be construed to excuse or mitigate any subsequent breach or violation of this Agreement not specifically covered by such waiver.


                                  ARTICLE XXVI

                                  SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. Furthermore, upon the request of any party hereto, the parties to this Agreement shall add, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible and legal, valid and enforceable.


                                  ARTICLE XXVII

                                   TERMINATION


         27.1. Termination Events. This Agreement may be terminated at any time prior to the Closing Date as follows:

                  (a) By mutual written consent of Speer and PSI; or

                  (b) By PSI, upon written notice to Speer:

                           (1) if the Closing shall not have occurred on or
before August 31, 1998, due to a failure of any of the conditions precedent set forth in Article IX; or

                           (2) if Speer fails to perform in any material respect
any of its respective obligations under this Agreement;

                           (3) if, after a bona fide proposal is made by a third
party to PSI or its stockholders to engage in an "acquisition transaction", as hereinafter defined, PSI's Board of Directors shall have determined, upon the basis of advice of outside counsel, that such action is necessary in order for the Board of Directors to act in the manner consistent with its fiduciary obligation under applicable law; or

                           (4) if the Assets, properties and rights of Speer are
damaged or destroyed by reason of fire or other casualty to such an extent that the operations of the Businesses are substantially impaired.

                  (c) By Speer, upon written notice to PSI:

                           (1) if the Closing shall not have occurred on or
before August 31, 1998, due to a failure of any of the conditions precedent set forth in Article VII; or

                           (2) if PSI fails to perform in any material respect
any of its obligations under this Agreement; or

                           (3) if the assets, properties and rights of PSI are
damaged or destroyed by reason of fire or other casualty to such an extent that the operations of the business of PSI are substantially impaired.

         27.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 27.1, this Agreement shall forthwith become void, and there shall be no liability on the part of Speer or PSI, except as set forth in Section 27.3 or Articles XIII and XIV hereof; provided that the foregoing shall not relieve any party for liability for damages actually incurred as a result of any breach of this Agreement.

         27.3 Third Party Termination. In recognition of the efforts, expenses and other opportunities foregone by Speer while structuring the Transaction, the parties agree that PSI shall pay to Speer the termination fee of One Million Dollars ($1,000,000) in cash on demand if, during a period of eighteen (18) months after the date hereof but prior to the earlier of (i) the Closing Date or
(ii) termination of this Agreement in accordance with its terms (other than a termination by PSI pursuant to Section 27.1(b)(3)) any of the following occurs:

                  (a) the acquisition by any person other than Speer or an Affiliate of Speer of beneficial ownership of 20% or more of the then outstanding voting power of PSI;

                  (b) PSI, without having received Speer's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of this Section 27.2 having the meaning assigned thereto in Sections 3(a)(9) and 3(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Speer or its Affiliates or the Board of Directors of PSI shall have recommended that the stockholders of PSI approve or accept any Acquisition Transaction with any person other than Speer or an Affiliate of Speer. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving PSI, (y) a purchase, lease or other acquisition of all or substantially all of the assets of PSI or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of PSI; or

                  (c) after a bona fide proposal is made by a third party to PSI or its stockholders to engage in an Acquisition Transaction, (i) PSI shall have willfully breached any covenant or obligation contained in the Agreement and such breach would entitle Speer to terminate the Agreement or (ii) the holders of PSI Common Stock shall not have approved the Transaction or the Alternative Transaction at the Stockholder Meeting, or the Stockholder Meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (iii) PSI's board of directors shall have withdrawn or modified in a manner adverse to Speer the recommendation of PSI's board of directors with respect to the Agreement or (iv) PSI shall have terminated this Agreement pursuant to
Section 27.1.(b)(3).


                [Remainder Of This Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                          Speer Communications Holdings
                              Limited Partnership,
                          a Nevada Limited partnership



                          By: /s/ Roy M. Speer
                              ------------------------------------------
                                  Roy M. Speer
                                  President, Holdings Investments, Inc.
                                  General Partner of Speer Communications
                                    Holdings Limited Partnership

                          Speer Virtual Media Limited Partnership, a Nevada limited partnership



                          By: /s/ Roy M. Speer
                              ------------------------------------------
                                  Roy M. Speer
                                  President, Magnatone Entertainment
                                    Group, Inc.
                                  General Partner of Speer Virtual Media
                                    Limited Partnership

                          Speer World Wide Digital Transmission &
                            Vaulting Limited Partnership,
                          a Nevada limited partnership



                          By: /s/ Roy M. Speer
                              ------------------------------------------
                                  Roy M. Speer
                                  President, Speer World Wide, Inc.
                                  General Partner of Speer World Wide Digital
                                    Transmission & Vaulting Limited Partnership

                          Speer Productions Limited Partnership,
                          a Nevada limited partnership



                          By: /s/ Roy M. Speer
                              --------------------------------------
                              Roy M. Speer
                              President, Dickerson Communications, Inc.
                              General Partner of Speer Productions
                                Limited Partnership


                          Precision Systems, Inc.,
                           a Delaware corporation



                          By: /s/ Willem Huisman
                              ---------------------------------------
                              Willem Huisman
                              CEO and President

                    CONTRIBUTION AND SHARE EXCHANGE AGREEMENT
                                  BY AND AMONG

               SPEER COMMUNICATIONS HOLDINGS LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                SPEER WORLD WIDE DIGITAL TRANSMISSION & VAULTING
                              LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                     SPEER PRODUCTIONS LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                    SPEER VIRTUAL MEDIA LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                                       AND

                            PRECISION SYSTEMS, INC.,
                             A DELAWARE CORPORATION


                                 APRIL 22, 1998

                                                  TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I         CONTRIBUTION AND SHARE EXCHANGE............................................................... 2
         1.1.     Speer Contribution............................................................................ 2
         1.2.     Share Exchange................................................................................ 2
         1.3.     Real Estate Transfer.......................................................................... 2
         1.4.     Alternative Transaction....................................................................... 2

ARTICLE II        RECAPITALIZATION.............................................................................. 3
         2.1.     Recapitalization.............................................................................. 3

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PSI......................................................... 4
         3.1.     Corporate Standing............................................................................ 4
         3.2.     Authority..................................................................................... 4
         3.3.     Capitalization................................................................................ 5
         3.4.     Operation of PSI's Business................................................................... 5
         3.5.     No Material Change............................................................................ 5
         3.6.     Assets........................................................................................ 6
         3.7.     Compliance with Laws.......................................................................... 7
         3.8.     Employee Benefit Plans........................................................................ 7
         3.9.     SEC Filings; Financial Statement............................................................. 10
         3.10.    Proxy Statement...............................................................................11
         3.11.    Litigation....................................................................................11
         3.12.    Environmental and Health and Safety Matters.................................................. 11
         3.13.    Intellectual Property........................................................................ 13
         3.14.    Related Party Transactions................................................................... 13
         3.15.    Taxes........................................................................................ 14
         3.16.    Insurance.................................................................................... 14
         3.17.    Customer and Supplier Relationships; Warranty Claims......................................... 14
         3.18.    Bonds; Guarantees............................................................................ 15
         3.19.    Absence of Undisclosed Liabilities........................................................... 15
         3.20.    Charter Documents............................................................................ 15
         3.21.    Subsidiaries and Affiliates.................................................................. 15
         3.22.    No Misrepresentations or Nondisclosures...................................................... 16
         3.23.    Opinion of Financial Advisor................................................................. 16
         3.24.    Board Approval............................................................................... 16
         3.25.    Absence of Questionable Payments............................................................. 16

                                      -i-

ARTICLE IV        REPRESENTATIONS AND WARRANTIES
                    OF SPEER .................................................................................. 16
         4.1.     Due Organization and Qualification........................................................... 17
         4.2.     Authority to Execute and Perform Agreements.................................................. 17
         4.3.     Agreements................................................................................... 18
         4.4.     Contributed Business......................................................................... 18
         4.5.     Assets....................................................................................... 19
         4.6.     Employees.................................................................................... 19
         4.7.     Intellectual Property........................................................................ 21
         4.8.     Financial Statements......................................................................... 21
         4.9.     Liabilities.................................................................................. 21
         4.10.    Accounts Receivable.......................................................................... 21
         4.11.    No Material Adverse Change................................................................... 22
         4.12.    Operations of Speer.......................................................................... 22
         4.13.    Compliance with Laws......................................................................... 22
         4.14.    Tax Matters.................................................................................. 23
         4.15.    Litigation................................................................................... 23
         4.16.    Environmental and Health and Safety Matters.................................................. 23
         4.17.    Insurance.................................................................................... 25
         4.18.    Customer and Supplier Relationships; Warranty Claims......................................... 25
         4.19.    Investment................................................................................... 25

ARTICLE V         COVENANTS OF PSI.............................................................................. 26
         5.1.     Management of PSI............................................................................. 26
         5.2.     Accounting Practices.......................................................................... 26
         5.3.     No Distribution of Dividends.................................................................. 26
         5.4.     No New Stock Rights........................................................................... 26
         5.5.     Purchases and Sales........................................................................... 26
         5.6.     Compensation of PSI's Employees............................................................... 27
         5.7.     Insurance..................................................................................... 27
         5.8.     Preserve Organization......................................................................... 27
         5.9.     Access to the Records of PSI.................................................................. 27
         5.10.    Consents and Authorizations................................................................... 27
         5.11.    Fulfill Closing Conditions.................................................................... 27
         5.12.    Taxes......................................................................................... 27
         5.13.    Financial Reports............................................................................. 27
         5.14.    Certificate of Incorporation and By-Laws...................................................... 28
         5.15.    Damage or Destruction of Assets............................................................... 28
         5.16.    No Shop....................................................................................... 28

                                      -ii-

         5.17.    Confidentiality............................................................................... 28
         5.18     Tax Treatment................................................................................. 28
         5.19.    NASDAQ Quotation.............................................................................. 29

ARTICLE VI        ADDITIONAL AGREEMENTS......................................................................... 29
         6.1.     Voting Agreement.............................................................................. 29
         6.2.     Stockholders Meeting.......................................................................... 29
         6.3.     Recapitalization.............................................................................. 29
         6.4.     Board of Directors............................................................................ 30
         6.5.     Employees..................................................................................... 30
         6.6.     President and Chief Executive Officer......................................................... 30
         6.7.     Interim Loan.................................................................................. 30
         6.8.     Preparation of Proxy Statement; Other Filings................................................. 30
         6.9.     Defense of Litigation......................................................................... 31


ARTICLE VII        COVENANTS OF SPEER........................................................................... 31
         7.1.      Management of Speer.......................................................................... 31
         7.2.      No Distribution of Dividends................................................................. 32
         7.3.      No New Stock Rights.......................................................................... 32
         7.4.      Purchase and Sales........................................................................... 32
         7.5.      Compensation of Speer's Employees............................................................ 32
         7.6.      Insurance.................................................................................... 32
         7.8.      Access to Records of Speer................................................................... 32
         7.9.      Consents and Authorization................................................................... 32
         7.10.     Taxes........................................................................................ 33
         7.11.     Certificate of Incorporation, By-Laws and Limited
                     Partnership Agreement...................................................................... 33
         7.12.     Damage or Destruction of Assets.............................................................. 33
         7.13.     Fulfill Closing Conditions................................................................... 33
         7.14.     Third Parties and Government Approvals....................................................... 33
         7.15.     Confidentiality.............................................................................. 33

ARTICLE VIII       CONDITIONS PRECEDENT TO CLOSING BY SPEER .................................................... 34
         8.1.      Representations and Warranties............................................................... 34
         8.2.      Covenants.................................................................................... 34
         8.3.      Officers Certificate......................................................................... 34
         8.4.      Good Standing................................................................................ 34
         8.5.      Legal Opinion................................................................................ 34
         8.6.      Governmental Approvals....................................................................... 34

                                      -iii-

         8.7.      Material Adverse Change...................................................................... 34
         8.8.      Bankruptcy................................................................................... 35
         8.9.      Corporate and Third Party Authorizations..................................................... 35
         8.10.     Employment of Speer Employees................................................................ 35
         8.11.     Lawsuits..................................................................................... 35
         8.12.     Recapitalization............................................................................. 35
         8.13.     Tax Opinion.................................................................................. 35
         8.14.     Confirmation of Other Transactions........................................................... 35
         8.15.     Listing of PSI Common Stock.................................................................. 36
         8.16.     Election of Directors........................................................................ 36
         8.17.     Non-Fulfillment Date......................................................................... 36

ARTICLE IX         CONDITIONS PRECEDENT TO CLOSING BY PSI....................................................... 36
         9.1.      Representations and Warranties............................................................... 36
         9.2.      Covenants.................................................................................... 36
         9.3.      Officers Certificate......................................................................... 36
         9.4.      Governmental Approvals....................................................................... 37
         9.5.      Bankruptcy................................................................................... 37
         9.6.      Lawsuits..................................................................................... 37
         9.7.      Legal Opinion................................................................................ 37
         9.8.      Corporate Authorizations..................................................................... 37
         9.9.      Confirmation of Recapitalizations............................................................ 37
         9.10.     Other Transactions........................................................................... 38
         9.11.     Non-Fulfillment Date......................................................................... 38

ARTICLE X          CLOSING...................................................................................... 38

ARTICLE XI         OBLIGATIONS AT THE CLOSING................................................................... 38
         11.1.     PSI' Obligations............................................................................. 38
         11.2.     Speer's Obligations.......................................................................... 39

ARTICLE XII        FURTHER COVENANTS OF PSI AND Speer........................................................... 40
         12.1.     Joint Notice................................................................................. 40
         12.2.     Further Assurances........................................................................... 41
         12.3.     Registration Rights.......................................................................... 41
         12.4.     Further Arrangements......................................................................... 41
         12.5.     Bulk Sales Law............................................................................... 41

ARTICLE XIII       EXPENSES WITH RESPECT TO TRANSACTION......................................................... 42

                                      -iv-


ARTICLE XIV        BROKERS...................................................................................... 42

ARTICLE XV         INDEMNIFICATION.............................................................................. 42
         15.1.     Indemnification by Speer..................................................................... 42
         15.2.     Limitations.................................................................................. 43
         15.3.     Notice....................................................................................... 44
         15.4.     Defense of Claims............................................................................ 44
         15.5.     Definitions.................................................................................. 45

ARTICLE XVI        NOTICES...................................................................................... 45
         16.1.     Notice....................................................................................... 45
         16.2.     Receipt of Notice............................................................................ 46

ARTICLE XVII EFFECTIVENESS AND ASSIGNABILITY OF AGREEMENT....................................................... 47

ARTICLE XVIII ANNOUNCEMENT OF TRANSACTION....................................................................... 47

ARTICLE XIX  COMPLETENESS OF AGREEMENT.......................................................................... 47

ARTICLE XX    CAPTIONS.......................................................................................... 48

ARTICLE XXI   APPLICABLE LAW.................................................................................... 48

ARTICLE XXII  CHOICE OF FORUM; VENUE; SERVICE OF PROCESS........................................................ 48

ARTICLE XXIII COUNTERPARTS...................................................................................... 49

ARTICLE XXIV  NO THIRD PARTY BENEFICIARY........................................................................ 49

ARTICLE XXV   UNILATERAL RIGHT TO WAIVE FAILURES OF OTHER PARTIES............................................... 49
         25.1.     Waiver....................................................................................... 49
         25.2.     Effect of Waiver............................................................................. 50

ARTICLE XXVI       RABILITY..................................................................................... 50

ARTICLE XXVII      TERMINATION ................................................................................. 50
         27.1.     Termination Events........................................................................... 50
         27.2.     Effect of Termination........................................................................ 51


                                      -v-

         27.3.     Third Party Termination...................................................................... 51

Schedules
---------

Schedule 1.1(a)(i)         Speer Assets
Schedule 1.1(a)            Excluded Assets
Schedule 1.1(b)            Assumed Liabilities
Schedule 3                 Entities Owned by PSI

Exhibits
--------

Exhibit 1.1                Assignment and Assumption Agreement
Exhibit 1.3                Real Estate Transfer Agreement
Exhibit 2.1                Plan of Recapitalization
Exhibit 6.1                Voting Agreement
Exhibit 6.7                Promissory Note
Exhibit 11.1.5             Registration Rights Agreement

                                  INDEX OF DEFINED TERMS

  Term                                                                                                   Section
  ----                                                                                                   -------

"Acquisition Transaction"..............................................................................Section 27.1
"Affiliate"............................................................................................Section 3.21
"Agreement"................................................................................................Preamble
"Alta"..................................................................................................Section 6.1
"Assignment and Assumption Agreement"................................................................Section 1.1(a)
"Alternative Consideration".............................................................................Section 1.4
"Alternative Transaction"...............................................................................Section 1.4
"Assumed Liabilities"................................................................................Section 1.1(b)
"Businesses".........................................................................................Section 4.4(a)
"Cash"...............................................................................................Section 1.1(a)
"Certificate of Incorporation".........................................................................Section 3.20
"Closing".................................................................................................Article X
"Closing Date"............................................................................................Article X
"COBRA".................................................................................................Section 3.8
"Code".....................................................................................................Preamble
"Company SEC Reports"................................................................................Section 3.9(a)
"Contribution".......................................................................................Section 1.1(a)
"Contribution and Share Exchange Transaction"..............................................................Preamble
"Employee Benefit Plans"................................................................................Section 3.8
"Environmental Laws"...................................................................................Section 3.12
"Equipment" (PSI).......................................................................................Section 3.6
"Equipment" (Speer).....................................................................................Section 4.5
"Equity Interests"...................................................................................Section 1.1(a)
"ERISA".................................................................................................Section 3.8
"ERISA Affiliate".......................................................................................Section 3.8
"Exchange Act".......................................................................................Section 3.9(a)
"Exchange Rate".........................................................................................Section 2.1
"Excluded Assets"....................................................................................Section 1.1(a)
"Excluded Liabilities"...............................................................................Section 1.1(b)
"GAAP"...............................................................................................Section 3.9(b)
"Hazardous Substances".................................................................................Section 3.12
"HSR Act"...............................................................................................Section 6.8
"Indemnifying Party"...................................................................................Section 15.5
"Intellectual Property"................................................................................Section 3.12

                                     -vii-


"Internal Revenue Code".................................................................................Section 3.8
"Laws"..................................................................................................Section 3.7
"Liabilities"...........................................................................................Section 4.9
"Losses"............................................................................................Section 15.5(a)
"Other Filings".........................................................................................Section 6.8
"PCBs".................................................................................................Section 3.12
"Person"...............................................................................................Section 27.3
"Primat"................................................................................................Section 6.3
"Primwest"..............................................................................................Section 6.3
"Promissory Note".......................................................................................Section 6.7
"Property".............................................................................................Section 3.12
"Proxy Statement"......................................................................................Section 3.10
"PSI"......................................................................................................Preamble
"PSI Common Stock"......................................................................................Section 1.2
"PSI Consideration".....................................................................................Section 2.1
"PSI Disclosure Letter".................................................................................Article III
"PSI Series A Stock"....................................................................................Section 2.1
"PSI Series B Stock"....................................................................................Section 2.1
"PVS"................................................................................................Section 1.1(a)
"Recapitalization"......................................................................................Section 2.1
"Recapitalization Consideration"........................................................................Section 2.1
"Real Estate Consideration".............................................................................Section 1.3
"Real Estate Transaction"...............................................................................Section 1.3
"Real Property".........................................................................................Section 1.3
"RMS"......................................................................................................Preamble
"RMS Note"..............................................................................................Section 2.1
"SEC"................................................................................................Section 3.9(a)
"Securities Act".....................................................................................Section 3.9(a)
"Share Exchange Consideration"..........................................................................Section 1.2
"Share Increase"........................................................................................Section 6.1
"Shareholders Agreement"...............................................................................Section 6.10
"Special Committee"....................................................................................Section 3.24
"Speer"....................................................................................................Preamble
"Speer Assets".......................................................................................Section 1.1(a)
"Speer Balance Sheet"...................................................................................Section 4.8
"Speer Communications".....................................................................................Preamble
"Speer Disclosure Letter"................................................................................Article IV
"Speer Employee Benefit Plans".......................................................................Section 4.6(b)
"Speer Entities"...........................................................................................Preamble
"Speer Financial Statements"............................................................................Section 4.8

                                     -viii-


"Speer Productions"........................................................................................Preamble
"Speer Property".......................................................................................Section 4.16
"Speer PVS"................................................................................................Preamble
"Speer Software"........................................................................................Section 4.5
"Speer Transmission".......................................................................................Preamble
"Speer Third Party Software"............................................................................Section 4.5
"Speer World Wide".........................................................................................Preamble
"Stockholders Meeting"..................................................................................Section 6.2
"SVM"......................................................................................................Preamble
"Third Party Software"..................................................................................Section 3.6
"Transaction"..............................................................................................Preamble
"Voting Parties"........................................................................................Section 6.1
"Vulcan"................................................................................................Section 6.1



                                      -ix-